UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

COMSTOCK MINING INC.
(Name of Registrant as Specified in Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

4866-0814-8761.4

COMSTOCK MINING INC.
117 American Flat Road
P.O. Box 1118
Virginia City, Nevada 89440

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Comstock Mining Inc. (“Comstock” or the “Company”) will be held on May 26, 2022, at 9:00 a.m. Pacific Daylight Time (“PDT”), at the Atlantis Hotel, 3800 S. Virginia St., Reno, Nevada 89502, to:

1.Elect the seven named nominees to the Board of Directors for the ensuing year or, if earlier, until their successors are duly elected and qualified;

2.Ratify the appointment of Assure CPA, LLC, as our independent registered public accounting firm, for the fiscal year ending December 31, 2022;

3.Approve a non-binding advisory resolution for the compensation of our named officers;

4.Approve an amendment and restatement of the articles of incorporation of the Company;

5.Approve the Comstock’s 2022 Equity Incentive Plan; and

6.Conduct any other business that may properly come before the meeting or any adjournments or postponements thereof.

Holders of shares of Comstock’s common stock of record at the close of business on March 31, 2022, may vote at the meeting.
The approximate mailing date of this notice, accompanying proxy statement and proxy card is April 14, 2022.
UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OR THE COMPANY’S 2022 EQUITY INCENTIVE PLAN.

This year, we are again making our Annual Meeting materials accessible to our shareholders electronically, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders that do not opt out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

To ensure your vote is counted, please vote your shares promptly by completing, signing, dating and returning the Company provided proxy card in the postage-paid envelope provided, or by telephone or Internet, regardless of whether you plan on attending the meeting.

If you are present at the meeting, you may supersede your proxy and vote in person by ballot, even if you have already voted your proxy by mail, telephone or Internet.

Seating at the meeting will be limited and available on a first-come, first-served basis. To ensure that you have a seat, please arrive early.
By Order of the Board of Directors
April 14, 2022

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
COMSTOCK MINING INC.
TO BE HELD May 26, 2022
APPROXIMATE DATE OF MAILING – April 14, 2022

This Proxy Statement (this “Proxy Statement”) sets forth certain information about the accompanying proxy for the 2022 Annual Meeting (the “Meeting”) of shareholders of Comstock Mining Inc., or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated the Atlantis Hotel, 3800 S. Virginia St., Reno, Nevada 89502, as the place of the Meeting. The Meeting will be called to order at 9:00 a.m., PDT, on May 26, 2022.

The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references to “Comstock,” “we,” “us,” “our” or “the Company” means Comstock Mining Inc.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), is being mailed concurrently with this Proxy Statement to our shareholders. Our Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A: The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of shareholders that are described in this Proxy Statement.
We are providing this Proxy Statement and related proxy materials to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock, par value $0.000666 per share (“Common Stock”) on March 31, 2022, the date established by the Board of Directors under Nevada law and our by-laws for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were 67,707,832 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote your stock. If you designate someone in writing, that document is also called a proxy or a proxy card. Messrs. William J. Nance and Judd B. Merrill have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction form you receive from your bank, broker or its nominee if you hold your shares of Common Stock in street name. Shares are held in “street name” when a bank, brokerage or its nominee holds such shares on behalf of a client. The name that appears on the stock or bond certificate is that of bank, brokerage or its nominee. The form instructs you on how to direct your bank, broker or its nominee, as record holder, to vote your shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the seven named nominees to the Board of Directors;

•	Ratification of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

•	Approval of a non-binding advisory resolution relating to the compensation of our named executive officers;

•	Approval of the proposed amendment and restatement of the articles of incorporation of the Company;

•	Approval of the Comstock Mining Inc. 2022 Equity Incentive Plan; and

•	Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock, as of the record date, must be represented in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.

Q:	What vote is needed to ratify the appointment of Assure CPA, LLC?

A:	The ratification of the appointment of Assure CPA, LLC requires that the votes cast in favor exceed the votes cast in opposition.

Q:	What vote is needed to approve the non-binding advisory resolution for the compensation of our named executive officers?

A:	The approval of the non-binding advisory resolution for the compensation of our named executive officers requires that the votes cast in favor exceed the votes cast in opposition. Because this resolution is advisory, it will not bind the Company or the Board of Directors. However, the Board of Directors will review and consider the results of this vote for future executive compensation decisions.

Q:	What vote is needed to approve the proposed amendment and restatement the articles of incorporation of the Company?

A:	The approval of the proposed amendment and restatement the articles of incorporation of the Company will be approved if the holders of shares representing a majority of the voting power of the issued and outstanding Common Stock vote in favor of the proposed amendment and restatement.

Q:	What vote is needed to approve the Comstock’s 2022 Equity Incentive Plan?

A:	Approval of the Comstock 2022 Equity Incentive Plan requires that the votes cast in favor exceed the votes cast in opposition.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of Assure CPA, LLC, “FOR” a non-binding advisory resolution approving the compensation of our named executive officers, “FOR” the proposed amendment and restatement the articles of incorporation of the Company and “FOR” the approval of the Comstock 2022 Equity Incentive Plan.

Q:	How do I vote?

A:
Registered shareholders (shareholders who hold Common Stock in certificated form in their name or book-entry shares directly registered in their name with the Company’s transfer agent, as opposed to through a bank, broker, or other nominee) may vote in person at the Meeting or by proxy. Registered shareholders may submit their proxies by completing, signing and dating the Company provided proxy card and returning it in the Company provided postage-paid envelope.

Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote at the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction form, or otherwise complete, date and sign the voting instruction form and return it promptly in the provided postage-paid envelope. Shareholders who hold shares in street name are NOT permitted to vote such share in person, unless the bank, broker or its nominee has authorized such shareholders to act on behalf of the bank, broker or nominee. To obtain such authorization, street name shareholders will need to bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, broker or other similar organization through which you hold your shares.

The deadline for proxies received by mail is 5:00 p.m., PST, on May 25, 2022.

Q:	Can I attend the Meeting?

A:	The Meeting is open to all holders of our Common Stock as of the record date, March 31, 2022. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices or other electronic devices at the Meeting.
Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals;” or

•	appearing at the Meeting and voting in person.
If you decide to vote by completing, signing, dating and returning the Company provided proxy card, you should retain a copy of the proxy card in the event that you decide later to change or revoke your proxy at the Meeting. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy. Shareholders who hold shares in street name are NOT permitted to vote such share in person, unless the bank, broker or its nominee has authorized such shareholders to act on behalf of the bank, broker or nominee. To obtain such authorization, street name shareholders will need to bring a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, broker or other similar organization through which you hold your shares.

Q:	How will my shares be voted if I sign, date and return my proxy card, but do not provide complete the proxy card with respect to each proposal?

A:
Shareholders should specify their choice for each matter on the Company provided proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of Assure CPA, LLC, “FOR” a non-binding advisory resolution relating to the compensation of our named executive officers, “FOR” the proposed amendment and restatement the articles of incorporation of the Company and “FOR” the approval of the Comstock 2022 Equity Incentive Plan. As to any other business that may properly come before the Meeting, the persons named in the Company provided proxy card will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction form?

A:
It will depend on how your ownership of shares is registered.

If you own your shares as a registered holder (meaning that your shares are registered in your name with Equiniti, our transfer agent), your shares will only be voted if Equiniti receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers For Annual Meeting — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you own your shares and they are held in street name (meaning that your shares are registered in the name of your bank, broker or other nominee), your bank, broker or other nominee may not vote your shares in their discretion (with certain limited exceptions), unless you have provided voting instructions to the bank, broker or its nominee.
Under the rules of the NYSE American LLC (“NYSE American”), your broker may vote your shares in their discretion on “routine matters.” Based on the rules of the NYSE American, we believe that the ratification of the appointment of Assure CPA, LLC as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit and Finance Committee of Assure CPA, LLC as our independent registered public accounting firm.

Q:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We pay for the cost of the solicitation of proxies, if any.

Q:	Could other matters be decided at the Meeting?

A:	As of the date of the mailing of this Proxy Statement, the Board of Directors did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the Company’s corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, our Code of Conduct and Ethics and the charters of our Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee, are available on our website at https://comstock.inc/investors/leadership-and-governance/ and are available in print to any shareholder upon request by contacting our investor relations department.
Q:	How do I communicate with the Board of Directors?

A:	Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board of Directors, or a specified individual member of the Board of Directors, in writing, by mail addressed to: Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committees of the Board of Directors, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 26, 2022.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge on our website at https://comstock.inc/investors/sec-filings/. In addition, a copy of our Annual Report on Form 10-K is being made available. We will provide without charge to each person to whom this Proxy Statement has been delivered, on the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our external relations department as described below:
Comstock Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention: Mr. Zach Spencer, Director of External Relations
Telephone: (775) 847-847-5272 ext.151

We also make available, free of charge, through our website, our Annual Reports on Form 10-K for prior years, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy or incorporated into any other filings we make with the SEC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Nominating and Governance Committee has unanimously recommended to the Board of Directors, and the Board of Directors has unanimously approved, the persons named below as nominees for election to the Board of Directors at the Meeting. Each nominee has consented to being named as such and to serve as such if elected. Messrs. De Gasperis, Drozdoff, Marting, Merrill, and Nance each presently serve as a director. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board of Directors may designate) as directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his or her successor is elected at our 2023 annual meeting of shareholders or until his or her earlier resignation or removal.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, and the year in which he first became a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills as of the date of this Proxy Statement that led to the conclusion that each nominee and director should serve as a director, in light of the Company’s business and structure. The Nominating and Governance Committee of the Board of Directors reviews at least annually the skills and characteristics of new and existing directors, including diversity.

Corrado De Gasperis; age 56; joined Comstock in April 2010, as Chief Executive Officer. He has been a director since June 2011, and Executive Chairman since September 2015, and was. the President of the Company from April 2010 until August 2019. Mr. De Gasperis is a Director and the Executive Chairman of LiNiCo Corporation and a Director and the President of Sierra Springs Opportunity Fund Inc., both strategic investees of Comstock. He brings more than 34 years of industrial, renewable manufacturing, capital markets and governance experience.
From 2006 to 2009, Mr. De Gasperis served as the Chief Executive Officer of Barzel Industries Inc. (“Barzel”) and its predecessor. Barzel operated a network of 15 steel-based manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to various industries, from construction and industrial manufacturing to transportation and mining. Mr. De Gasperis resigned from Barzel in September 2009, after Barzel agreed to sell substantially all of its assets in a planned transaction that was consummated in a sale pursuant to Section 363 of the U.S. Bankruptcy Code following a multiple party bidding process with suitors focused on both in-court and out-of-court transactions. Barzel and substantially all of its U.S. and Canadian subsidiaries were purchased for $65 million in cash.

From 1998 to 2006, Mr. De Gasperis held officer roles of increasing responsibility at GrafTech International Ltd. (“GrafTech”), a global manufacturer of industrial graphite and carbon-based materials. From 2001 to 2006, he served as the Chief Financial Officer, in addition to his duties as Vice President and Chief Information Officer, which he assumed in 2000. From 1998 to 2000, he served as the Controller of GrafTech and a leader of its transformation and recapitalization.
From 1987 to 1998, Mr. De Gasperis was a Certified Public Accountant with KPMG LLP, an international provider of financial advisory and assurance services. As a Senior Assurance Manager in the Manufacturing, Retail and Distribution Practice, he served clients such as General Electric and Union Carbide. KPMG announced his admittance, as Partner, in July 1998.
Mr. De Gasperis is also a founding member and the Chairman of the Board of Directors of the Comstock Foundation for History and Culture, a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code. He is a board member and previously served as Chairman of the Virginia City Tourism Commission from December 2018 until January 2020. Mr. De Gasperis has served as a director of GBS Gold International Inc., where he was Chairman of the Audit and Governance Committee and the Compensation Committee and a member of the Nominations and Advisory Committees. Mr. De Gasperis holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors.
Leo M. Drozdoff; age 56; director since February 2018, and serves as the Chairman of the Compensation and Environmental Committee’s. Mr. Drozdoff has extensive experience in Nevada's mining industry, including engineering, legislation, environmental regulation, economic development, legislation and historical preservation. Since 2016, Mr. Drozdoff owns and operates The Drozdoff Group, a natural resource consulting firm and in 2018, became a Partner in The Perkins Company, a government affairs and registered lobbying firm in Nevada, representing a variety of mining and other environmental relevant companies. He most recently served as the Director of the Nevada Department of Conservation and Natural Resources from 2010 to 2016, and was a Cabinet member reporting to two Nevada Governors, where Mr. Drozdoff oversaw 900 state employees responsible for mining, environmental protection, water resources, forestry, state parks, state lands and the State Historic Preservation Office.
Mr. Drozdoff also served as lead Administrator of Nevada’s Division of Environmental Protection from October 2004 to April 2010, and from 1998 to 2001 as Bureau Chief over Water Control and Mining Regulation from 1996 to 1998, two of the most critical Nevada mining regulatory bureaus. He also chaired the Nevada Public Employee Benefits Program Board, overseeing the benefits of more than 30,000 public employees, retirees and their families.
Mr. Drozdoff is a graduate of Bucknell University with a Bachelor of Science in Civil Engineering. He also holds an MBA in Management from the University of Nevada, Reno.
Kevin E. Kreisler; age 49. Mr. Kreisler joined Comstock as its president and chief financial officer in September 2021. He is also a director and chief financial officer of each of the

Company’s wholly- and majority-owned subsidiaries. Mr. Kreisler has a diverse background in agriproducts, renewable fuels, hazardous waste, and intellectual property development, with expertise in building and scaling commercial production processes in regulated markets. Mr. Kreisler served from 2003 to 2021 as managing director for Viridis Asset Management LLC, a family-owned investment company focused on the development of early-stage companies and technologies, with a specialization in commercializing technology-driven opportunities that leverage existing infrastructure and consumption behaviors to produce globally-meaningful sustainability gains. Mr. Kreisler founded GreenShift Corporation in 2005 and served as its chairman and chief executive officer through 2021. GreenShift developed and commercialized patented technologies that integrated into the backend of corn ethanol plants to extract and recover a historically-overlooked natural resource – inedible crude corn oil, for use in the production of advanced carbon-neutral liquid fuels and other biomass-derived alternatives to fossil fuel derivatives. Today, upwards of 95% of the U.S. corn ethanol industry uses that technology to displace more than 20 million barrels of fossil fuel, trillions of cubic feet of natural gas, and tens of millions of metric tons of greenhouse gases every year. In total, those gains have accumulated to industry-wide savings exceeding 250 million barrels of fossil fuel.
From 1998 to 2004, Mr. Kreisler served as a director and officer of Veridium Corporation, which developed and commercialized an array of selective metals separation technologies, where he led the design, engineering, and construction of an advanced facility for the recycling and reuse of inorganic hazardous materials from thousands of different industrial waste streams.
Mr. Kreisler is a graduate of Rutgers University College of Engineering (B.S., Civil and Environmental Engineering, 1994), Rutgers University Graduate School of Management (M.B.A., 1995), and Rutgers University School of Law (J.D., 1997). Mr. Kreisler is admitted to practice law in New Jersey and the United States District Court for the District of New Jersey.
On September 7, 2021, Comstock entered into and closed under a Securities Exchange Agreement with the shareholders of Comstock Innovations Corporation (F/K/A Plain Sight Innovations Corporation) (“Comstock Innovations”), in order to acquire 100% of its outstanding equity. In connection with the acquisition, the Company agreed to appoint a designee of one of the former shareholders of Triple Point Asset Management LLC (“TPAM”), to the Company’s board of directors for so long as TPAM continues to hold more than 4.9% of the Company’s issued and outstanding common stock. TPAM designated Mr. Kreisler for appointment to the Company’s board of directors in connection with the foregoing agreement.
Walter A. “Del” Marting Jr., age 75; director since April 2018. Mr. Marting is the Founder and Managing Member of CereCare, LLC, dba Brain Health Restoration, a firm focused on providing breakthrough rehabilitation treatment for individuals, including numerous veterans, suffering from brain disease, traumatic brain injury and related substance use disorders - most commonly alcoholism and opioid addictions.

Mr. Marting is also an experienced mining executive, having started his mining career with Amax Inc., working there from 1975 to 1984. He held positions of increasing responsibility at Amax starting as a shift boss at Amax’s largest underground and open pit molybdenum mine, Climax Molybdenum, and later becoming head of worldwide strategic planning for all of Amax’s new properties. He was appointed Vice President of Finance and Administration for Amax Europe in 1982 and had responsibility for all of Amax’s treasury and financial operations at Amax’s European headquarters in Paris, France. He also consolidated and oversaw all of Amax’s metal trading for molybdenum, tungsten, copper, coal and iron ore in Paris. Amax eventually was acquired by Freeport-McMoRan, the largest molybdenum producer in the world.
In 1984, Mr. Marting became the Chairman and CEO of Lucky Chance Mining Co., a Nevada-based junior gold mining firm that successfully reopened and restarted production at the famed 16-1 Mine in Allegheny, California. More recently, Mr. Marting served as a as a merchant banker with JFP Holdings, Inc., a US firm based in Beijing, China which has overseen a wide portfolio of cross-border merger and acquisition transactions.
Mr. Marting graduated from Yale University in 1969, with a BA in English and holds an MBA from Harvard Business School. Mr. Marting is also a Navy veteran, including service as a member of the US Navy SEAL Team Two.
Judd B. Merrill; age 51; director since September 2020. Mr. Merrill is currently Chief Financial Officer of Aqua Metals, Inc. since November 2018. Aqua Metals is reinventing lead recycling with its patented and patent pending AquaRefining™ technology. These systems reduce environmental impact and scale lead acid recycling production capacity to meet the growing demand for lead-driven innovations in batteries, solar, wind, and grid scale energy storage.
Prior to joining Aqua Metals, Mr. Merrill was the Director of Finance & Accounting at Klondex Mines Ltd., a Nevada based international mining company. Before its acquisition by Hecla, Klondex was a $500 million, publicly listed company listed on both the New York and the Toronto Stock Exchanges. From 2011 to 2017, Mr. Merrill was employed by Comstock with financials positions of increasing responsibility, including Chief Financial Officer and Corporate Secretary. Mr. Merrill was instrumental in establishing quality financial processes, and managing and maintaining the Company’s liquidity and efficient access to the capital markets. He worked directly with bankers, lenders, investment funds and major shareholders for the company’s capital management. Mr. Merrill previously worked as a controller at Fronteer Gold Inc. and as an assistant controller at Newmont Mining Corp.
Mr. Merrill began his career at Deloitte & Touche LLP working in broad financial accounting, reporting, auditing, internal control, and corporate financial activities. Mr. Merrill is a Certified Public Accountant and has a Bachelor of Science in Accounting from Central Washington University and a Masters of Business Administration from the University of Nevada, Reno.

William J. Nance; age 78; director since October 2005, and also serves as the Chairman of the Audit and Finance and Nominating and Governance Committees and a member of the Compensation Committee. Mr. nance is the President and CEO of Century Plaza Printers, Inc., a company he founded in 1979 and has served as a commercial real estate consultant.
Mr. Nance is a Certified Public Accountant and, from 1970 to 1976, was with Kenneth Leventhal & Company where he specialized in the area of REITS, restructurings of real estate companies, mergers and acquisitions, and most phases of real estate development and financing. Mr. Nance has been a Director of InterGroup Corporation since 1984, and of Santa Fe Financial Corporation and Portsmouth Square, Inc. since May 1996.
He holds a Bachelor’s degree in Business Administration from California State University in Los Angeles. Mr. Nance has extensive management experience within a wide range of businesses and brings neatly 40 years of public company director experience.
Kristin M. Slanina; age 52; was nominated as a director in March 2022. Ms. Slanina is currently the Chief Innovation Officer of Parkmyfleet, creating electric vehicle (EV) mobility hubs. She was the managing director of Charge Across America, leading the documentary of an electric vehicle rally from NY to LA, where she personally drove over 3300 miles in an EV to gain first-hand insights for mass adoption. She was Chief Operating Officer of TrueCar, an online portal for car-buying consumers and a network of over 10,000 certified dealers. Ms. Slanina was also the Chief Transformation Officer of Thirdware, an IT consulting firm, where she led the Emerging Technology group and paved the way to augment Thirdware’s partner with Ford and other OEMs/Tier 1’s on vehicle software development and machine learning.  She was also the Executive Director of Automotive & Transportation Mobility for Ernst & Young’s global mobility practice, advising clients on mobility and smart cities.
Ms. Slanina restructured and lead Fiat-Chrysler’s fuel economy/greenhouse gas and propulsion, strategy after spending over two decades with the Ford Motor Company, including ten years as a core engine engineer and subsequently responsible for architecting Ford’s Future of Mobility. She was the first female engineer in Ford of Germany and the first female on Ford’s all-male German soccer league. She has been and is a champion who supports women at all career levels, having voluntarily mentored hundreds of women throughout her career.
Ms. Slanina brings a diverse pedigree and over 30 years of experience to Comstock’s board, including as core automotive engine engineer, mobility expert, automotive consumer-fulfillment strategist, and management and board leadership. She is a board member of Velodyne Lidar, and serves on both their Compensation and Nominating & Governance committees.
She holds both Bachelors and Masters Degrees of Science in Mechanical Engineering from the Massachusetts Institute of Technology, Cambridge, MA, with a minor in French.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance practices. The Corporate Governance Guidelines are available on our website at https://comstock.inc/investors/leadership-and-governance/. The information contained on our website is not part of this Proxy Statement.

These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which our Board of Directors or the appropriate committee should periodically consider undertaking. Each committee is authorized to exercise all power of our Board of Directors with respect to matters within the scope of its charter.

The Corporate Governance Guidelines require, among other things, that:

•	a majority of the directors shall be independent within the NYSE American listing standards;
•	if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, our Board of Directors must determine that such service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

•	our Board of Directors shall meet in regular sessions at least four times annually (including telephonic meetings and the annual retreat described below); and

•	our Board of Directors may have an annual retreat with executive officers where there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance.
Our Corporate Governance Guidelines and committee charters are not intended to, and do not, expand or increase the duties, liabilities or responsibilities of any director under any circumstance beyond those that a director would otherwise have under applicable laws, rules and regulations in the absence of such Governance Guidelines or charters.
Independence of Directors

The Board of Directors has determined that Messrs. Drozdoff, Marting, Merrill and Nance and Ms. Slanina are all “independent” directors within the listing standards of the NYSE American and the independence standards of our Corporate Governance Guidelines. Messrs. Drozdoff, Marting and Nance and Ms. Slanina are also independent within the standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, in order for a director to be considered “independent” by the Board of Directors, he or she must (1) be free of any relationship that, applying the rules of the NYSE American, would preclude a finding of independence and (2) not have any relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates (exclusive of relationships based solely upon investment) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. On an annual basis, each director and executive officer is obligated to disclose any transactions with the Company and any of its subsidiaries in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”
Board of Directors Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2021, the Board of Directors held ten meetings, the Audit and Finance Committee held four meetings, the Compensation Committee held 2 meetings, and the Nominating And Corporate Governance Committee held one meeting. One director missed one meeting (that is, attended 90%) and each of the remaining directors attended 100% of the aggregate of (1) the total number of meetings of all committees of the Board of Directors on which the director then served and (2) the total number of meetings of the Board of Directors.

Board of Directors Leadership Structure and Role in Risk Oversight

The Company is led by Corrado De Gasperis, who has served as Executive Chairman of the Board since September 2015, and Chief Executive Officer since April 2010.

The Board of Directors believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by one person, is appropriate for the Company and its shareholders at this time. The current Board leadership structure is believed to be appropriate because it demonstrates to our employees, suppliers, customers, and other shareholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. The Board will continue to reexamine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s needs. The Company will review these policies and may adopt a different approach in the future if circumstances warrant a change.

The Board is responsible for overseeing risk management and receives periodic reports from management. Management and the Board are focused on the vision for the Company, and enhancing shareholder value, management and strategic planning and oversight of Company operations. We believe that our directors provide effective oversight of the risk management function, especially through dialogue between the Board and our management.

Executive Officers

Mr. De Gasperis, the Executive Chairman, Chief Executive Officer of the Company, serves as the Company’s principal executive officer and principal accounting officer. Mr. Kreisler was hired to serve as the Company’s president and chief financial officer effective September 7, 2021, at which time he was additionally appointed as the Company’s principal financial officer. Mr. DeGasperis served as the principal financial officer of the Company prior to Mr. Kreisler’s appointment. Mr. McCarthy was hired to serve as the Company’s chief operating officer effective July 23, 2021. Mr. Winsness was hired to serve as the Company’s chief technology officer effective September 7, 2021. Mr. Bobbili was hired to serve as the Company’s chief engineering officer effective June 23, 2021.

Code of Conduct and Ethics

The Code of Conduct and Ethics applies to all employees, including senior executives, and all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE American, the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. Only our Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics for executive officers and directors. Our Code of Conduct and Ethics constitutes a code of ethics for purposes of Item 406 of Regulation S-K, and is posted on our website at www.comstock.inc.

No Hedging or Short Selling

Our securities trading policy applies to all of our directors, officers and employees and restricts trading in our securities while in possession of material nonpublic information. The policy also prohibits our directors, officers, employees and their designees from engaging in hedging, short sales and other trading techniques that offset any decrease in market value of our equity securities.

Board Committees

The Board has established three standing committees (the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee) and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE American. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Exchange Act, must satisfy the expertise requirements of the listing standards of the NYSE American and must include at least one “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that the three standing committees currently consist of members who satisfy such requirements.

Audit and Finance Committee

The Audit and Finance Committee assists our Board in discharging and performing its duties and responsibilities with respect to the financial affairs of the Company.

Without limiting the scope of such activities, the Audit and Finance Committee has responsibility to, among other things:

•	select, retain, determine appropriate compensation of (and provide for payment of such compensation), evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;

•	review regularly with management, the director of internal audits, where applicable, and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;

•	review with management and the independent registered public accounting firm, among other things, all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used or to be used, alternative treatments of financial information available under generally accepted accounting principles and other material written communications between the independent registered public accounting firm and management;

•	review with management major issues regarding auditing, accounting, internal control and financial reporting principles, policies and practices and regulatory and accounting initiatives, and presentation of financial statements, and major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

•	meet at least once annually with management and the independent registered public accounting firm in separate sessions;

•	review, prior to filing with the SEC, all annual and quarterly reports (and all interim reports on Form 8-K to be filed that contain financial disclosures of similar scope and magnitude as annual reports and quarterly reports);

•	assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;

•	direct the establishment and maintenance of procedures for the receipt and retention of, and the treatment of, complaints received regarding accounting, internal control or auditing matters; and

•	direct the establishment and maintenance of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Members of the Audit and Finance Committee are William Nance (Chair), Leo Drozdoff and Walter Marting Jr. The Board has determined that each member of the Audit and Finance Committee meets the financial literacy requirements of the NYSE American and SEC, and that no members of the Audit and Finance Committee violate the prohibition on serving as an Audit and Finance Committee member due to having participated in the preparation of our financial statements at any time during the past three years. William Nance qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC, and therefore meets the NYSE American financial sophistication requirement for at least one Audit and Finance Committee member. The designation of William Nance as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit and Finance Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit and Finance Committee or the Board.

Compensation Committee

The Compensation Committee assists our Board in discharging and performing its duties with respect to management compensation, succession planning, employee relations and employee benefits, plan administration and director compensation.

Without limiting the scope of such activities, the Compensation Committee shall, among other things:

•	review and approve annually the goals and objectives relating to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of such goals and objectives and annually determine the compensation of the Chief Executive Officer based on such evaluation;

•	review and approve, as appropriate, annually the compensation of the other executive officers and directors and review compensation of other members of senior management and other employees generally;

•	assess organizational systems and plans, including those relating to management development and succession planning;

•	administer stock-based compensation plans and assess compensation arrangements, plans, policies and programs and benefit and welfare plans and programs; and

•	review the Compensation Discussion and Analysis for inclusion in the annual proxy statements or annual report, as the case may be.

Members of the Compensation Committee are Leo Drozdoff (chair) and William Nance, each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations. Each member of our Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Compensation Committee related to any other member of the Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Nominating and Governance Committee shall, among other things:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and shareholders; and

•	review at least annually the current directors of our Board to determine whether such individuals are independent under the listing standards of the NYSE American and the SEC rules under the Sarbanes-Oxley Act of 2002 (and non-employee directors (as defined under Exchange Act Rule 16b-3) and outside directors (as defined under Internal Revenue Code Section 162 (m))).

Members of the Nominating and Governance Committee are William Nance (chair) and Walter Marting Jr., each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations.

The charter of the Nominating and Governance Committee sets for the minimum qualifications to serve as a director. As set forth in such charter, each director and nominee should have the following skills and characteristics:

1. Have high personal standards:
a. Integrity;
b. Honesty; and
c. Desire to make full disclosure of all present and future conflicts of interest.
2. Have the ability to make informed business judgments;
3. Have literacy in financial and business matters;
4. Have the ability to be an effective team member;
5. Have a commitment to active involvement and an ability to give priority to the Company; a member of the Audit and Finance Committee should serve on no more than three public company audit committees;
6. Have no affiliations with competitors;
7. Have achieved high levels of accountability and success in his or her given fields;
8. Have no geographic travel restrictions;
9. Have an ability and willingness to learn the Company’s business;
10. Preferably have experience in the Company’s business or in professional fields (i.e. finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to the Company;
11. Preferably have a willingness to make a personal substantive investment in the Company;
12. Preferably have no direct affiliations with major suppliers or vendors; and
13. Preferably have previous public company board experience together with good references.

Shareholders may communicate with the full Board of Directors (including shareholder nominations), a specified committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chairman of the Nominating and Governance Committee. The Chairman of the Nominating and Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chairman of the Nominating and Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board of Directors, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a shareholder and the manner in which the committee evaluates any other nominee. Please note that Mr. De Gasperis was elected as a director of the Company in 2011, pursuant to the terms of his employment agreement and Mr. Kreisler was nominated .pursuant to the terms of the Securities Exchange Agreement entered into in connection with the acquisition of Comstock Innovations.

Attendance at Annual Meeting

We expect all directors and nominees to attend the annual meeting of shareholders each year. All director nominees then serving attended the Company’s 2021 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review and approval of covered related person transactions. The Audit and Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

•	the Audit and Finance Committee approves such transaction in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of the Board of Directors; or

•	the transaction involves compensation approved by the Compensation Committee.

The following related party transactions occurred during the years ended December 31, 2021 and 2020.

RENEWABLE ENERGY PRODUCTS SEGMENT

Amendment to Asset Purchase Agreement

    On September 7, 2021, the Company entered into and closed under an Asset Purchase Agreement with Flux Photon Corporation (“FPC”), in order to acquire certain intellectual property and related photovoltaic and photocatalysis laboratory equipment (the “FPC Assets”). The purchase price payable for the FPC Assets is $18,000,000 payable in cash to FPC with 20% of the future monthly consolidated sales, less total variable costs, less operating expenses, maintenance, tax payments, and debt service payments of the Company and its now and hereafter-existing subsidiaries, until the purchase price of $18,000,000 has been fully paid. The Company assigned the FPC Assets to its wholly-owned Comstock IP Holdings subsidiary immediately after closing. On December 10, 2021, the Asset Purchase Agreement was amended to provide for the payment by the Company of a $350,000 down payment against the purchase price, corresponding to a balance payable of $17,650,000 at December 31, 2021. The acquired intellectual property includes advanced new approaches to carbon capture and utilization, atmospheric water harvesting, waste heat and energy recovery, and industrial photosynthesis. Kevin Kreisler, the Company’s president and chief financial officer, and David Winsness, the Company’s chief technology officer, are indirect beneficiaries of all payments made to FPC under the Asset Purchase Agreement. The Company additionally agreed to appoint Mr. Kreisler to the Company’s Board of Directors in connection with the Company’s acquisition of Comstock Innovations Corporation (F/K/A Plain Sight Innovations Corporation) (“Comstock Innovations”) on September 7, 2021.

Kevin Kreisler is the beneficial owner and sole manager, executive officer and director of one of the former shareholders of Comstock Innovations, Triple Point Asset Management LLC (“TPAM”), and David Winsness is the beneficial owner and sole manager, executive officer and director of another one of the former shareholders of Comstock Innovations, Global Catalytic Disruptor Fund LLC (“GCDF”).

Acquisition of Majority Equity Interest in LINICO Corporation

    During 2021, we executed and closed under a series of agreements under which we acquired 90% of the issued and outstanding equity of LINICO Corporation (“LINICO”), in exchange for aggregate consideration of $4,500,000 in cash and 6,500,000 shares of Company common stock.

    On February 15, 2021, Comstock, Aqua Metals Inc. (“AQMS”), and LINICO entered into a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which (i) the Company purchased 6,250 shares of LINICO Series A Convertible Preferred Stock (“Series A Preferred”), corresponding to 45.45% of LINICO’s issued and outstanding capital stock, in exchange for 3,000,000 shares of Company restricted common stock (“Stock Consideration”) and $4.5 million in cash payments (“Cash Consideration” and, together with the Stock Consideration, the “Consideration”), subject to the satisfaction or waiver of specified conditions; and (ii), AQMS purchased 1,500 LINICO Series A Preferred shares, corresponding to 10.91% of LINICO’s issued and outstanding capital stock, in exchange for 375,000 shares of AQMS. The Company, AQMS, and LINICO additionally entered into warrant agreements in connection with the closing of the Stock Purchase Agreement, pursuant to which the Company has the right to purchase an additional 2,500 shares of LINICO Series A Preferred in exchange for $500,000, and AQMS has the right to purchase an additional 500 shares of LINICO Series A Preferred in exchange for $500,000. In the event that the cash proceeds from the Consideration are less than $6,250,000, the Company agreed to provide LINICO with additional shares or cash to make up the shortfall. However, if cash proceeds from the Consideration exceed $10,750,000, the excess must be returned to the Company, after the $4,500,000 differential above $6,250,000 is applied to exercise of the warrant of $2,500,000 and the additional deposit due under the AQMS Lease Agreement ($2,000,000). Similarly, if the cash proceeds from the sale of 75% of the AQMS shares is less than $1,500,000, AQMS is obligated to provide LINICO with additional cash to make up the shortfall. LINICO is obligated to hold the remaining 25% of AQMS shares for at least six months after the date of the Stock Purchase Agreement. After such date, the gross proceeds in excess of $2,000,000 from the sale of all AQMS shares must be returned to AQMS.

    On December 30, 2021, the Company entered into an agreement to acquire 3,129,081 LINICO common shares from its former chief executive officer and director. The former chief executive officer resigned from LINICO as a member of its board of directors and in all other capacities, effective as of such date. In connection with the acquisition of such LINICO shares, the Company issued 3,500,000 common shares of the Company (“Comstock Shares”) to the former chief executive officer, Michael S. Vogel. If and to the extent that the sale of the LODE Shares results in net proceeds greater than $7,258,162, then the former chief executive officer is required to pay all of such excess proceeds to the Company. If and to the extent that the sale of the Comstock Shares results in net proceeds less than $7,258,162, then the Company is required to pay cash to the former chief executive officer equal to such shortfall. The Company retained the right to purchase the Comstock Shares from the former chief executive officer for the purchase price of $7,258,162, less the amount of cash proceeds received by the former chief executive officer from any previous sale of the Comstock Shares by the former chief executive officer, at any time during or prior to his sale of the Comstock Shares. At December 30, 2021, the remaining 10% of LINICO’s issued and outstanding equity was owned by AQMS. A member of the Company’s Board of Directors, Judd Merrill, is the chief financial officer of AQMS.

Lease and Purchase Agreement for Battery Recycling Facility

    On February 15, 2021, LINICO and Aqua Metals Reno Inc. (the “Landlord”), a subsidiary of AQMS, entered into an industrial lease (the “AQMS Lease Agreement”), for the 136,750 square foot facility, land, and related improvements located at 2500 Peru Drive, McCarran, Nevada 89343 (the “Battery Recycling Facility”). The AQMS Lease Agreement commences April 1, 2021 and expires on March 31, 2023. During the lease term, LINICO has the option to purchase the land and facilities at a purchase price of $14,250,000 if the option is exercised and the sale is completed by October 1, 2022, and $15,250,000 if the option is exercised and the sale is completed after October 1, 2022 and prior to March 31, 2023. The purchase option is subject to LINICO’s payment of a nonrefundable deposit of $1,250,000 by October 15, 2021, and a second nonrefundable deposit of $2,000,000 by November 22, 2022, both of which will be applied towards the purchase price. The lease agreement is a triple-net lease pursuant to which LINICO will be responsible for all fixed costs, including maintenance, utilities, insurance, and property taxes. The lease agreement provides for LINICO’s monthly lease payments starting at $68,000 per month and increasing to $100,640 in the last six months of the lease. The lease agreement allows AQMS to retain the use of a portion of the facility for ongoing research and development activities, including operation of the lab and the use of office space.

FLUX Photon Corporation

    On September 7, 2021, we purchased all of the intellectual property assets of Comstock Innovations’ affiliate, FLUX Photon Corporation (“FPC”), in exchange for performance-based cash payments equal to 20% of our future consolidated Net Cash Flow (as defined in the related Asset Purchase Agreement) up to $18,000,000. The acquired FPC intellectual property includes new approaches to carbon capture and utilization, atmospheric water harvesting, waste heat and energy recovery, industrial photosynthesis for mass scale decarbonization, and the sustainable production of very large agricultural outputs for fractional inputs. On December 10, 2021, the Asset Purchase Agreement was amended to provide for the payment by the Company of a $350,000 down payment against the purchase price, corresponding to a future payment of $17,650,000 at December 31, 2021. The down payment was made in December 2021 in which Kevin Kreisler, the Company’s President and Chief Financial Officer received $300,000 with the remaining $50,000 being paid to David Winsness, the Company’s Chief Technology Officer.

STRATEGIC AND OTHER INVESTMENTS SEGMENT

Transactions Involving Northern Comstock LLC

    On October 20, 2010, the Company entered into an operating agreement (the “Operating Agreement”) to form Northern Comstock LLC (“Northern Comstock”) with John Winfield, the beneficial owner of 4.09% Comstock common shares, and an entity controlled by Mr. Winfield, DWC Resources, Inc. (“DWC”). As part of the Operating Agreement, the Company obtained the exclusive rights of production and exploration on certain property formerly owned by DWC in Storey County, Nevada (the “DWC Property”) and two parcels previously leased by Mr. John Winfield in Storey County, Nevada from the Sutro Tunnel Company (the “Sutro Property”) and Virginia City Ventures (the “VCV Property”).

    Pursuant to the terms of the Operating Agreement for Northern Comstock, DWC contributed the DWC Property to Northern Comstock and John Winfield contributed his rights under the Sutro and the VCV leases to Northern Comstock. The Company contributed 862.5 shares of Series A-1 Preferred Stock in each annual period from 2020 to 2013, and contributes its services in the area of mine exploration, development and production to Northern Comstock. The terms of the Operating Agreement provided that on each anniversary of the Operating Agreement, up to and including the thirty-ninth anniversary, the Company would make additional capital contributions in the amount of $862,500, in the form of Series A-1 Preferred Stock or cash (upon request of Northern Comstock, which request for cash can be denied by the Company in certain circumstances). As a result of the Company’s 2020 charter amendments, all of the Company’s outstanding shares of preferred were automatically converted into shares of Common Stock.

    On August 27, 2020, the Company signed an Amendment to the Operating Agreement with Northern Comstock. The Amendment resulted in reduced capital contribution obligations of the Company from $31.1 million down to $9.8 million. The Operating Agreement requires that the Company make monthly cash capital contributions of $30,000 to Northern Comstock and annual capital contributions in the amount of $482,500 payable in shares of the Company's common stock or cash, at the Company’s option, unless the Company has cash and cash equivalents in excess of $10,500,000 on the date of such payments, whereupon the Company would then be required to pay $482,500 in cash. The number of shares to be delivered is calculated by dividing the amount of the capital contribution by the volume-weighted average closing price of the Company’s common stock on its primary trading market for the previous 20 consecutive trading days prior to such capital contribution. The Operating Agreement also provides for a one-time acceleration of $812,500 of the capital contributions payable when the Company receives net cash proceeds from sources other than operations that exceed $6,250,000. The agreement includes an ongoing acceleration of the Company’s capital contribution obligations equal to 3% of NSR generated by the properties subject to the Northern Comstock joint venture. The Operating Agreement also provides that if the Company defaults in its obligation to make the scheduled capital contributions, then the remaining capital contribution obligations may be converted into the principal amount of a 6% per annum promissory note payable by the Company on the same schedule as the capital contributions, secured by a mortgage on the properties subject to the Northern Comstock joint venture. The Operating Agreement requires that these capital contributions commence in October 2020, and end in September 2027, unless prepaid by the Company. At December 31, 2021, the capital contribution obligations of the Company total $5.6 million. These capital contribution obligations are guaranteed and reimbursed by Tonogold Resources, Inc. (“Tonogold”).

    For the years ended December 31, 2021 and 2020, we made cash and common stock payments for mineral rights under the Northern Comstock operating agreement of $1,535,000 and $772,500, respectively. Cash payments for year ended December 31, 2021 included a one-time accelerated payment of $812,500 as a result of the net proceeds of $15.0 million we received on March 4, 2021 from the Equity Purchase Agreements. Correspondingly, for the years ended December 31, 2021 and 2020, we received $638,307 and $2,545,278 in reimbursements, respectively from Tonogold in connection with the foregoing payments.

Transactions Involving Sierra Springs Opportunity Fund

    During 2018, the U.S. Treasury confirmed that all of Storey County, Nevada, and significant parts of Silver Springs, Nevada, had been certified as Qualified Opportunity Zones, including 258 acres of land in Silver Springs, NV, owned by the Company. Sierra Springs Opportunity Fund, Inc. (“SSOF”), a qualified opportunity zone fund, and its wholly-owned qualified opportunity zone business, Sierra Springs Enterprises, Inc. ("SSE"), were formed in July 2019 to capitalize on the opportunity zone designation and the recent explosive growth of high-tech industries in northern Nevada, in part by acquiring rights to thousands of acres of developable land in the zone. To that end, on September 26, 2019, SSE and the Company entered into an agreement (“Silver Springs Purchase Agreement”) to purchase Comstock’s Silver Springs Properties for $10,100,000, including strategic water rights (“Silver Springs Properties”), all within the immediate proximity of the Tahoe Reno Industrial (TRI) Center and its over 100 businesses, including high-tech companies such as Google, Panasonic, Switch, Tesla, Walmart, and LINICO.

    SSOF’s initial capitalization consisted of $1,785,000 in cash paid in exchange for 35,700,000 common shares, including $335,000 from the Company in exchange for 6,700,000 common shares, corresponding to 18.77% of SSOF’s originally issued and outstanding capital stock, just under the 20% maximum equity interest that the Company was permitted to own under applicable tax rules which prohibit Qualified Opportunity Zone businesses from acquiring property from related parties. The Company’s CEO also personally invested $450,000 in exchange for 9,000,000 SSOF common shares. SSOF subsequently completed an additional $10,200,401 in equity financing in exchange for an additional 20,024,597 common shares, including an additional 157,667 SSOF common shares that were purchased by two of the Company’s directors for $75,000 in cash proceeds. As a result of the foregoing, at December 31, 2021, the Company and CEO owned 6,700,000 and 9,000,000 SSOF common shares, respectively, corresponding to 11.9% and 16.0% of SSOF’s fully-diluted issued and outstanding capital stock, respectively.

    Comstock’s $335,000 investment in SSOF is recorded on the Company’s consolidated balance sheets at December 31, 2021 and 2020 as a non-current asset. The investment is accounted for under the equity method at cost less impairment, because there is no ready market for the investment units. Management identified no events or changes in circumstances that might have had a significant adverse effect on the carrying value of the investment. Management concluded it was impractical to estimate fair value due to SSOF’s early stage of development and the absence of a public market for its stock.

    The Company additionally provided SSOF with a total of $4,935,000 in advances (“SSOF Advances”), including $3,285,000 and $1,650,000 provided during the years ended December 31, 2021, and December 31, 2020, respectively, as well as $1,300,000 on January 3, 2022 that was fully repaid on January 26, 2022. SSOF was required to use the corresponding proceeds to pay deposits and other payments on land and other facilities related to investments in qualified businesses in the opportunity zone. The SSOF Advances are non-interest-bearing and are expected to be repaid on or before the closing of the Company’s sale of the Silver Springs

Properties to SSE. SSOF has assigned all assignable rights, title and interest in SSOF’s property purchases until such time as the SSOF Advances are repaid.

    SSOF is currently raising equity financing, including sufficient proceeds to fully pay the $4,935,000 in SSOF Advances and the $9,400,000 that SSE needs to close under its pending purchase agreement for Comstock’s Silver Springs Properties, after accounting for the release of $700,000 in previously paid deposits. The Company expects that transaction to be completed during 2022, thereby providing the Company with $14,335,000 estimated cash proceeds.

The Company’s executive chairman and chief executive officer, Corrado De Gasperis, co-founded SSOF and SSE, and serves as the chief executive officer of SSOF and as an executive of SSE along with a diverse team of qualified financial, capital markets, real estate and operational professionals that together govern, lead and manage SSOF and SSE. The Company's chief executive officer has not received compensation of any kind from either SSOF or SSE.

DELINQUENT SECTION 16(A) REPORTS

Based solely on our review of the forms required by Section 16(a) of the Exchange Act that have been received by us, we believe there has been compliance with all of the filing requirements of our officers, directors and beneficial owners of greater than 10% of our Common Stock.

Security Ownership of Certain Beneficial Owners And Management

The following table sets forth, as of March 28, 2022, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of any class of our voting equity securities.

Name and Address(1)	Title of Class	Amount of Beneficial Ownership	Percentage of of Class(2)

Kevin E. Kreisler(3)	Common Stock	5,000,000	7.4%
David J. Winsness(4)	Common Stock	2,000,000	3.0%
William J. McCarthy	Common Stock	1,500,000	2.5%
Rahul Bobbili	Common Stock	1,000,000	1.5%
Corrado De Gasperis(5)	Common Stock	708,180	1.0%
Leo M. Drozdoff(6)	Common Stock	306,240	*
William J. Nance(6)	Common Stock	232,000	*
Walter A. Marting Jr.(6)	Common Stock	225,000	*
Judd B. Merrill(6)	Common Stock	135,100	*
Kristin M. Slanina	Common Stock	0	*

All directors and officers as a group (10)	Common Stock	11,106,520	16.4%

Michael Vogel(7)	Common Stock	3,500,000	5.2%
LINICO Corporation(8)	Common Stock	3,000,000	4.4%
Quantum Generative Materials LLC(9)	Common Stock	3,000,000	4.4%

* Less than 1%.

(1)	Each shareholders address is c/o Comstock Inc., 117 American Flat Road, Virginia City, Nevada 89440.

(2)	Applicable percentage of ownership is based on 67,707,832 shares of common stock outstanding as of March 28, 2022, together with all applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of our common stock subject to options, warrants or other convertible securities are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of common stock shown.

(3)	All shares listed for Mr. Kreisler are owned of record by Triple Point Asset Management LLC, an entity owned by Mr. Kreisler.

(4)	All shares listed for Mr. Winsness are owned of record by Global Catalytic Disruptor Fund LLC, an entity owned by Mr. Winsness.

(5)	Includes a grant of 500,000 unvested performance share units, a grant of 50,000 options to acquire shares of common stock and 58,180 shares owned directly.

(6)	Includes 135,000 unvested restricted shares for board compensation, with one-third of shares vesting on January 1, 2022, 2023 and 2024, respectively.

(7)	On December 30, 2021, the Company acquired 3,129,081 LINICO common shares from its former chief executive officer and director by issuing 3,500,000 common shares of the Company to the former chief executive officer. The shares are restricted until September 30, 2022, and the Company retained both the voting rights and the right to purchase the shares from the former chief executive officer for the purchase price of $7,258,162.

(8)	On February 15, 2021, the Company acquired 6,250 shares of LINICO Series A Convertible Preferred Stock corresponding to 45.45% of LINICO’s issued and outstanding capital stock, in exchange for 3,000,000 shares of Company restricted common stock and $4.5 million in cash. The 3,000,000 shares are held by LINICO for funding the commercial developments in 2022.

(9)	On June 24, 2021, the Company invested in the equity of GenMat by committed cash and stock for the initial seed investment of 48.19%. The 3,000,000 shares are held by GenMat for funding the quantum technology developments in 2022 and 2023

CHANGE IN ACCOUNTANTS
On September 23, 2020, the Audit Committee of the Board of Directors of the Company, upon completion of a formal proposal process with independent registered public accounting firms, dismissed Deloitte & Touche LLP (“D&T”) as its independent registered public accounting firm and selected Assure CPA, LLC (a successor-in-interest of DeCoria, Maichel & Teague, P.S. formed on November 3, 2020) (“Assure”), as the independent registered public accounting firm to audit the financial statements of Comstock and its consolidated subsidiaries for the fiscal year ending December 31, 2020.
The reports of D&T on the consolidated financial statements of Comstock as of and for the fiscal years ended December 31, 2017, 2018 and 2019 did not contain any adverse opinion or disclaimer of opinion. These reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2017, 2018 and 2019 there were no disagreements between D&T and Comstock on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with their reports. During the fiscal years ended December 31, 2017, 2018 and 2019, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). The fiscal years ended December 31, 2018 and 2019 are Comstock’s two most recent completed fiscal years prior to the end of D&T’s engagement.
During the fiscal years ended December 31, 2017, 2018 and 2019 neither Comstock nor anyone on its behalf consulted Assure regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on Comstock's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Comstock provided D&T with a disclosure and requested D&T to furnish Comstock with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements. D&T’s letter is filed as Exhibit 16.1 to our Form 8-K filed on September 28, 2020.

THE AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The Audit and Finance Committee approves the selection of our independent registered public accounting firm.
Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit and Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit and Finance Committee has met privately with management and Assure CPA, LLC (“Assure CPA”) (formerly known as DeCoria, Maichel & Teague, P.S.), our independent registered public accounting firm. Assure has had unrestricted access to the Audit and Finance Committee.
The Audit and Finance Committee has discussed with Assure CPA the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard 1301 Communications with Audit Committees and the SEC, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.
The Audit and Finance Committee also has received the written disclosures and the letter from Assure CPA required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Finance Committee concerning independence and has discussed with Assure CPA that firm’s independence from the Company.
The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and Assure CPA. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of Assure CPA to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
The Audit and Finance Committee also reviews with management and the independent registered public accounting firm the results of the firm’s review of the unaudited financial statements that are included in our quarterly reports filed with the SEC on Form 10-Q.

Fees Billed by our Auditors

The Company’s Audit and Finance Committee reviews the fees charged by our independent registered public accounting firm. The Company’s independent registered public accounting firm until September 23, 2020 was Deloitte & Touche LLP. Since that date, the Company’s independent registered public accounting firm has been Assure CPA. For the years ended December 31, 2021 and 2020, the fees set forth below were incurred in connection with services provided by those firms.

	2021	2021	2020	2020
	Assure CPA, LLC	Deloitte & Touche LLP	Assure CPA, LLC	Deloitte & Touche LLP
Audit Fees	$214,222	$0	$18,704	$80,069
Audit Related Fees	—	—	—	139,718
Tax Fees	—	—	—	11,000
Other Fees	3,108	30,069	12,480	31,242
Total fees	$217,330	$30,069	$31,184	$262,029

Audit Fees. Audit fees represent fees and expenses for professional services rendered by the independent registered public accounting firms for the audit of the financial statements included in our annual report on Form 10-K and the reviews of the financial statements included in our quarterly reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings, or services that generally only the independent registered public accounting firm reasonably can provide to a client, including implementation of new financial and accounting reporting standards and audit consents.
Audit-Related Fees. Audit-related fees include consultation on valuations, significant transactions and consents.

Tax Fees. Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds,

assistance with tax audits and other work directly affecting or supporting the payment of taxes.

    Other Fees. Other fees and expenses include fees for professional services not deemed to be audit, audit related or tax fees, including fees related to assistance with review of Forms S-3 and S-8 and related consents, and expenses associated with all fee categories.

Audit and Finance Committee Pre-Approval Policy

The charter of our Audit and Finance Committee provides that the duties and responsibilities of our Audit and Finance Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit and Finance Committee. All services described under audit-related, tax and other fees were pre-approved. Unless otherwise specified by the Audit and Finance Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit and Finance Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with transactions recommended by the independent auditor, wherein the purpose is deemed to be tax avoidance and/or the tax treatment thereto may not be supported by the Internal Revenue Code and related regulations.

The Audit and Finance Committee may delegate pre-approval authority to the Chairman of the Audit and Finance Committee or any one or more other members of the Audit and Finance Committee provided that any member of the Audit and Finance Committee who has exercised any such delegation must report any such pre-approval decision to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit and Finance Committee requires that our independent auditor, in conjunction with our Chief Executive Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit and Finance Committee about each service to be provided and the details particular to that service. Our Audit and Finance Committee Chair and Audit and Finance Committee financial expert is William J. Nance.

THE AUDIT AND FINANCE COMMITTEE

William J. Nance, Chairman
Leo M. Drozdoff
Walter A. Marting Jr.
March 31, 2022

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed Assure CPA, LLC, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. A representative of Assure CPA, LLC is expected to be present at the Meeting and available to make statements and respond to appropriate questions.

Assure CPA, LLC’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries included in our annual reports filed on Form 10-K and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports filed on Form 10-Q.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise. However, the Board of Directors is submitting the appointment of Assure CPA, LLC to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain the firm. In such event, the Audit and Finance Committee may retain Assure CPA, LLC, notwithstanding the fact that the shareholders did not ratify the appointment or may select another qualified, independent accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit and Finance Committee reserves the right, in its discretion, to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit and Finance Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

The Board of Directors and Audit and Finance Committee recommend that shareholders vote “FOR” ratification of the appointment of Assure CPA, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis explains the material elements of the compensation for our named executive officers.
The Company’s philosophy is to align total compensation of its employees, including the named executive officers, with performance-based incentives for the achievement of the Company’s goals, and most importantly, creating sustainable wealth. The adoption and implementation of compensation programs are intended to support that philosophy and the interest of the Company and its shareholders by providing appropriate forms of performance-based cash and stock-based compensation alternatives that strengthen the ability of the Company to attract and motivate employees and others who focus their efforts and abilities on realizing the Company’s specific objectives, and are in a position to impact the financial and operational performance of the Company.

What are our compensation principles?
The Compensation Committee (for purposes of this Compensation Discussion and Analysis section, the “Committee”) designs and oversees the Company’s compensation policies and approves compensation for our named executive officers. Our goal is to create compensation plans directly linked to specific performance that enhances shareholder value. We strive to align the interests of shareholders with those of employees at all levels of the organization. Our focus is on achieving sustainable results through the systematic and methodical implementation of our strategic plan. These principles are inherently long-term in nature. To accomplish this, our plans are designed to:

•	Support our business goal and strategy - We align our programs with business strategies focused on long-term growth and enhanced shareholder value. Our compensation plans allow our executives to share in that wealth creation, based on specific performance objectives, and support an environment that promotes improvement and breakthroughs.

•	Pay for Performance - Substantially all of our executive pay has historically been dependent upon the achievement of specific corporate performance goals and this remains a foundational principal for our future compensation plans. As a result, individual performance as it relates to compensation is unusual in our system and only relevant insofar as it advances the goals of the Company. Our plans will result in realizing higher compensation when goals are met and lower and possibly no compensation when goals are partially met or not met.

•	Pay Competitively - We establish compensation levels that are designed to meet or exceed the needs of our employees. We also assess them against companies that we believe compete with us for human capital. In this context, we believe we are more than competitive with those competing companies.

What are our compensation objectives?

Central to the Company’s goal of wealth creation is the achievement of predictable, sustainable growth of throughput (that is, the rate at which our system generates cash). Accordingly, it is important to the Company that measurements that conflict with future throughput-based performance are eliminated from decision-making or minimized (for example, when required by law). Additionally, we seek to use Statistical Process Control (SPC) on the most critical, interdependent processes to promote stability and predictability in our operations.

In designing our compensation plans, our overreaching objectives are to:

•	Drive superior throughput-based financial performance - we design programs that encourage our executives to achieve and sustain goals and share in that value creation.

•	Attract, retain and motivate the right people in the right role, within the broader system design - we require independent and interdependent performance and allow our executives to share in the value created based on the system’s performance.

•	Align our executives with shareholders’ long-term interests by building the opportunity for significant ownership of Company stock through our compensation programs, vesting only on the systems achievement of value enhancing performance objectives.

•	Focus on full alignment to the goal of the system, our executives vest only when the systems intermediate objectives and ultimate goals are achieved. The objectives and the vesting do not vary from the rest of program participants.

Our compensation plans are intended to serve both named executive officers and employees generally. Accordingly, we currently offer three components of compensation as explained below:

Base Compensation. Base compensation should both reflect the Company’s appreciation of the employee’s competencies (with some but not absolute consideration to the market’s valuation of those competencies) and meet the needs of the employee for stability. The objective should be that base compensation is not only enough to meet the basic needs for employees and their families, but is also enough to take the issue of money-as-a-motivator off the table.

Stock-based Compensation. We acknowledge the risk that certain stock-based compensation programs could fail to completely satisfy the compensation principles previously described because the various instruments typically used (options, warrants, time-based grants, etc.) may not present real or timely correlation to performance and, in particular, performance against a precisely defined goal and duration. However, we believe that stock-based compensation tied to the achievement of precise goals and the Company’s strategic plan does provide meaningful rewards for stable, measurable progress. Accordingly, we adopted a shareholder approved, equity incentive plan that includes performance-based vesting.
Profit Sharing. Our systems are being designed and built to maximize the rate that the system generates units of the goal. Our goals include financial, natural and social components. The Company plans on allocating a percentage, not to exceed ten percent, of the cash profitability to a pool that will be allocated to employees based on their role and responsibilities.

    In 2020, the Company adopted the 2020 Plan. The 2020 Plan replaced the equity plans previously adopted by the Company in 2011. The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2020 Plan is 1,800,000, including the 540,000 shares granted to non-executive directors and vesting in three equal increments of 180,000 shares each on January 1, 2022, 2023 and 2024.
The remaining availability under the 2020 Plan is 120,000shares. The plan provides for the grant of various types of awards, including, but not limited to, restricted stock (including performance awards), restricted stock units, stock options, and other types of stock-based awards. Stock-based awards will be based on the Company’s goal, which is to grow per-share value by commercializing environment-enhancing, precious and strategic-metal-based products and processes that generate a rate of predictable cash flow (throughput) and increase the long-term enterprise value of our platform. The performance objectives are listed below:
Commercialize a global, ESG-compliant, profitable, mercury remediation and other critical mineral systems:
•Establish the technical efficacy of MCU’s Comstock Mercury System, and protect the intellectual property;
•Deploy and operate the first international mercury remediation project by deploying MCU’s second and third mercury remediation systems, into the Philippines;
•Identify, evaluate and prioritize a pipeline of potential mercury remediation projects; then deploy the third and fourth mercury remediation projects, producing extended, superior cash flow returns; and
•Assess and acquire accretive, ESG-based, strategic and critical mineral expansion opportunities.

Establish and grow the value of our mineral properties:
•Establish the Dayton Resource area’s maiden, stand-alone mineral resource estimate;
•Expand the Dayton-Spring Valley Complex through exploration drilling and geophysical modelling;
•Develop the expanded Dayton-SV Complex toward full economic feasibility, supporting a decision to mine;
•Entitle the Dayton-SV Complex with geotechnical, metallurgical and environmental studies and permitting; and
•Validate the Comstock NSR Royalty portfolio (e.g., Lucerne Mine, Occidental Lode, Comstock Lode).
Monetize non-strategic assets and build a quality organization:
•Monetize our third-party, junior mining securities responsibly, for $12.5 million or more;
•Monetize our non-mining assets for $12.5 million, excluding the Gold Hill Hotel;
•Grow the value of our Opportunity Zone investments to over $30.0 million; and
•Deploy a systemic organization, capable of accelerating growth and handling complexity.

The plan is designed to deliver per-share value over the next three years, while positioning the Company for continued growth.
    In 2021, we granted, 1,170,000 performance shares to employees under the 2020 Plan. The vesting of 50% of the employee performance share awards is contingent on the achievement of performance goals over the next three years, and vesting of the remaining 50% is contingent on the achievement of our common stock market price goals over the next five years, defined on a per share basis. Vesting is dependent on the employee remaining with the Company from the grant date through the vesting date. The performance shares that vest based on the achievement of performance goals were valued using the Company's common stock price on the grant date, and stock-based compensation was determined based on the probability of achieving each goal.
In 2011, the Company adopted the 2011 Plan. The 2011 Plan replaced the equity plans previously adopted by the Company, including those adopted in 2005 and 2006.
The maximum number of shares of the Company’s common stock that could be delivered pursuant to awards granted under the 2011 Plan was 1,200,000. There is no availability of shares under the 2011 Plan. The plan provided for the grant of various types of awards, including, but not limited to, restricted stock (including performance awards), restricted stock units, stock options, and other types of stock-based awards.
Who are our named executive officers?

The Company’s named executive officers for 2021 were:

Name	Title
Corrado De Gasperis	Executive Chairman & Chief Executive Officer
Kevin E. Kreisler	President & Chief Financial Officer
William J. McCarthy	Chief Operating Officer
David J. Winsness	Chief Technology Officer
Rahul Bobbili	Chief Engineering Officer

How do we assure that our compensation program keeps our named executive officers focused on long-term success?

We assure that our compensation programs keep our named executive officers focused on the long-term success of the Company by making a substantial portion of their long-term pay subject to the achievement of specific, longer-term, strategic, company-wide performance objectives and by granting stock-based awards with vesting criteria fully linked with those, longer term, measurable strategic objectives. Moreover, the value of such stock-based awards will likely only increase based on the long-term performance of the Company as compared to other investment alternatives.

How is competitiveness established?

The Committee structures executive compensation so that targeted total cash compensation and longer-term stock-based compensation opportunities are competitive with comparable positions at companies that we compete with for human capital. When considering what is competitive for the Company, the Committee considered the complexity of starting up a new, industrial mine, the breakthroughs required for success, the entrepreneurial and team building competencies needed, the complexities of the regulatory and political environments and the extensive interdependencies required with all stakeholders, including the people required for operating the system. The Company does not use benchmarking against a peer group or otherwise.

In setting 2021 base salaries, target total cash compensation and target total direct compensation, the Committee considered the potential value creation inherent in our stated objectives, the time period required for achieving those objectives and the associated risks.

How is compensation established for our named executive officers?

The Committee does not rely exclusively on existing market data in establishing target levels of compensation. The Committee also does not employ a rigid or formulaic process to set pay levels, but does utilize market data as one of many tools to assist the Committee. In setting compensation levels, the Committee considers the following factors:

•	market data;

•	each executive’s competency;

•	each executive’s scope of responsibility and impact on the Company’s performance;

•	internal equity - an executive’s compensation relative to his or her peers in the system; and

•	the CEO’s recommendations for his senior team.

Each of our named executive officers’ performance is evaluated in light of our overall financial performance and the advancement of our strategic objectives approved by the Committee and the Board of Directors. For 2021, as in past years, the Committee structured a compensation package for our named executive officers comprised of base salary and benefits coupled with long-term incentives (stock-based grants), which we believe provided an appropriate mix of financial security, wealth sharing.

Annual Compensation: Base Salaries

Base salary provides our named executive officers with a basic level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salary increases for other named executive officers (other than our CEO) are recommended by our CEO and are reviewed and approved by the Committee.

Executive Officer	2021 Annual Base Salary
Corrado De Gasperis	$360,000
Kevin E. Kreisler(1)	250,000
William J. McCarthy	250,000
David J. Winsness	250,000
Rahul Bobbili	250,000

(1)	Mr. Kreisler was hired to serve as the Company’s president and chief financial officer effective September 7, 2021, at which time he was additionally appointed as the Company’s principal financial officer.
The Committee is satisfied that each of the named executive officers’ salary is reasonable and appropriate.

Benefits

The Company provides named executive officers with the same benefits provided to other employees namely, health and dental insurance (Company pays a portion of the costs).

Post Termination Payments

We believe that we should provide reasonable severance benefits if an executive’s position is eliminated in the event of a change in control or, in the absence of a change in control,

in certain other circumstances. It is our belief that the interests of shareholders are best served if our senior management is focused on the performance of the Company without the distraction and uncertainty that the lack of such protection would invite. We also believe that providing these benefits helps to facilitate the recruitment of talented executives, and that, relative to the overall value of any potential transaction, these potential benefits are appropriately sized.

The employment agreement all of the named executives include severance arrangements. For additional information with respect to this arrangement, please see “Employment, Retirement and Severance Plans and Agreements.”

ADDITIONAL INFORMATION

We believe this additional information may assist you in better understanding our compensation practices and principles.

Role of the Compensation Committee and the CEO

The Committee, consisting entirely of independent Directors, is responsible for executive compensation. As part of the compensation-setting process each year, the Committee meets periodically with the CEO to review the Company’s progress toward its stated strategic objectives and receives comments from members of the Board of Directors. The CEO recommends to the Committee the compensation amounts for each of our named executive officers, other than himself.

While the Committee will ask for advice and recommendations from the CEO, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer base salaries;

•	Reviews the business and financial plan and progress toward strategic goals, performance measures and action plans for our business, which are reviewed by, and subject to approval of, the entire Board of Directors;

•	Reviews annual and long-term performance against goals and objectives;

•	Reviews contractual agreements and benefits, including supplemental retirement and any payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs, ensures alignment and modifications as appropriate; and

•	Reviews total compensation to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

The Committee is authorized to retain compensation consultants or advisors, but does not presently do so. Any such consultant or advisor selected by the Committee would only be selected if the Committee determined that such consultant or advisor is independent from our management pursuant to SEC and NYSE American standards.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is generally in the interests of the Company and our shareholders to provide compensation that is tax deductible by the Company. While the Committee intends that compensation be deductible, there may be instances where potentially non-deductible compensation is justifiably provided to reward executives consistent with our compensation philosophy for each compensation element.

Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by the SEC pursuant thereto, we included a proposal for a non-binding advisory resolution approving the compensation of our named executive officers for 2022, in our proxy statement for our 2021 annual meeting of shareholders. The proposal was supported by shareholders with approval in excess of 94.2% 12,509,256 votes in favor and 766,718 votes against.

The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles and objectives in determining the types and amounts of compensation to be paid to our named executive officers in 2021. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

Leo M. Drozdoff, Chair
William J. Nance

April 14, 2022

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid by the Company and its subsidiaries (or by third parties as compensation for services to the Company or its subsidiaries) to its executive officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer during 2021 and 2020.

SUMMARY COMPENSATION AND NAMED EXECUTIVE OFFICERS TABLE

Name and Principal Position	Year	Salary ($)	Option Awards	Non-equity incentive Plan Compensation	All other compensation	Total ($)
Corrado De Gasperis(1)	2021	$318,462	$147,729	$196,623	$16,818	$679,632
Chief Executive Officer	2020	288,000	10,032	110,000	25,663	433,695

Kevin E. Kreisler(2)	2021	138,269	—	—	—	138,269
President and Chief Financial Officer	2020	—	—	—	—	—

William J. McCarthy(3)	2021	142,800	—	—	—	142,800
Chief Operating Officer	2020	—	—	—	—	—

David J. Winsness(4)	2021	137,221	—	—	—	137,221
Chief Technology Officer	2020	—	—	—	—	—

Rahul Bobbili(5)	2021	109,423	—	—	—	109,423
Chief Engineering Officer	2020	—	—	—	—	—
_____________

(1)     Mr. De Gasperis was hired as the chief executive officer and president of the Company effective April 21, 2010 and was appointed Executive Chairman in September 2015. Mr. De Gasperis has also periodically served as both the principal financial officer and principal accounting officer. Mr. De Gasperis’ salary was voluntarily reduced from $360,000 to $288,000 during 2016 in conjunction with the Company's efforts to reduce administrative expenses. Non-equity incentives represent the opportunity for Mr. De Gasperis to earn back amounts voluntarily reduced between 2016 and July of 2021. The July 2021, payments of $196,623 represent the conclusion of that program. All other reflects amounts paid for personal time off ("PTO") not taken.
(2)     Mr. Kreisler was hired to serve as the Company’s president and chief financial officer effective September 7, 2021, at which time he was additionally appointed as the Company’s principal financial officer.
(3)     Mr. McCarthy was hired to serve as the Company’s chief operating officer effective July 23, 2021.
(4)     Mr. Winsness was hired to serve as the Company’s chief technology officer effective September 7, 2021.
(5)     Mr. Bobbili was hired to serve as the Company’s chief engineering officer effective June 23, 2021.
The terms of Mr. De Gasperis’ employment agreement are described in detail in Employment, Retirement and Severance Plans and Agreements below.

Current Equity Compensation Program
The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our incentive stock option plans at December 31, 2021:

	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
2011 Equity Compensation Plan(2) (4)	138,000	$0.56	--
2020 Equity Compensation Plan(3) (4)	540,000	1,170.000	90,000

(1)	Excluding securities reflected in column (A) above.

(2)	There are 72,650 fully vested and exercisable options outstanding under the 2011 Plan. The options were granted in May 2020, and an exercise price of $0.56 and were valued at $0.20 fair value per option on the grant date. The options vested immediately and expire in May 2022. As of December 31, 2021, there are no remaining shares available for issuance under the 2011 plan.

(3)	There are 540,000 restricted shares granted and outstanding under the 2020 plan, which vest evenly on January 1st of each year over the three-year term, ending on January 1, 2024. The restricted shares were valued at $1.06 fair value on the grant date, and the compensation cost will be recognized on a straight line basis over the vesting term. There were 1,170,000 performance based options granted to employees during 2021. As of December 31, 2021, there are 90,000 shares available for issuance under the 2020 plan.

(4)	The Company recognizes forfeitures under the 2011 and 2020 Plans as they occur.

In 2011, the Company adopted its 2011 Equity Incentive Plan (the “2011 Plan”). The maximum number of shares of the Company’s common stock that could be delivered pursuant to awards granted under the 2011 Plan was 1,200,000. The plan provided for the grant of various types of awards, including, but not limited to, restricted stock (including performance awards), restricted stock units, stock options, and other types of stock-based awards. On May 28, 2020, Comstock’s Board of Directors resolved to grant certain share-based compensation payable to non-executive board members, in lieu of cash, in consideration of certain past and current service to the Company and also resolved to grant certain share-based compensation to members of management, including the chief executive officer and other key employees of the Company, in consideration of service to the Company. These share-based payments were granted under the previously approved 2011 Equity Compensation Plan. The grant date for both the shares and the options is May 28, 2020.

On May 28, 2020, Comstock’s Board of Directors resolved to grant certain share-based compensation payable to non-executive board members, in lieu of cash, in consideration of certain past and current service to the Company and also resolved to grant certain share-based compensation to members of management, including the chief executive officer and other key employees of the Company, in consideration of service to the Company. These share-based payments were granted under the previously approved 2011 Equity Compensation Plan. The grant date for both the shares and the options is May 28, 2020.

Non-executive board members were granted a total of 135,000 common shares for past services and 180,000 common shares for current services for a total of 315,000 common shares. The fair value of the common shares issued was $0.56 per share, based on the closing price of the Company's common shares on May 28, 2020. Compensation cost totaling $176,400 was recorded as a general and administrative expense in the consolidated statements of operations for the year ended December 31, 2020.

Also in May 2020, employees were granted 138,800 fully vested options to acquire common shares with an exercise price equal to the closing price of our common stock on the date of the grant and expiring on the second anniversary of the grants. During 2021, 66,150 of the stock options have been repurchased and cancelled, in lieu of being exercised. At December 31, 2021, the remaining outstanding stock options totaled 72,650.

In June 2021, 60,000 performance shares were granted to employees under the 2020 Plan. The performance shares which vest based on the market price of the Company's shares were valued using a path-dependent model with the following inputs: beginning stock price – $3.51; annual equity volatility – 93%; risk-free rate – 0.79%; number of iterations – 100,000, which resulted in an indicated fair value of $2.71 per share, with stock-based compensation recognized evenly over the derived term of 1.7 years.

In July 2021, a total of 25,000 performance shares were granted to employees under the 2020 Plan. The performance shares which vest based on the market price of the Company's shares were valued using a path-dependent model with the following inputs: beginning stock price – $3.17; annual equity volatility – 93%; risk-free rate – 71.00%; number of iterations – 100,000, resulting in an indicated fair value of $2.38 per share, with stock-based compensation recognized evenly over the derived term of 1.8 years.

In August 2021, a total of 30,000 performance shares were granted to employees under the 2020 Plan. The performance shares which vest based on the market price of the Company's shares were valued using a path-dependent model with the following inputs: beginning stock price – $3.04; annual equity volatility – 95%; risk-free rate – 0.65%; number of iterations – 100,000, resulting in an indicated fair value of $2.26 per share, with stock-based compensation recognized evenly over the derived term of 1.8 years.

In 2020, the Company adopted the Comstock Mining Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2020 Plan is 1,800,000, including the 540,000 shares granted to non-executive directors and vesting in three equal increments of 180,000 shares each on January 1, 2022, 2023 and 2024. The plan provides for the grant of various types of awards, including, but not limited to, restricted stock (including performance awards), restricted stock units, stock options, and other types of stock-based awards. Stock-based awards will be based on the Company’s goal. The plan is designed to deliver per share value over the next three years, while positioning the Company for continued growth. On January 4, 2021, the Compensation Committee of the Board of Directors of the Company authorized grants totaling 1,170,000 performance share units to key employees of the Company. The executive chairman and chief executive officer of the Company was among the recipients, with a grant of 500,000 performance share units. Vesting of the awards is conditioned upon the achievement of strategic performance objectives of the Company over three years, as described in the 2020 Plan.

Employment, Retirement and Severance Plans and Agreements

The Company has entered into employment agreements with its executive officers that provide for an annual salary, periodic bonuses, vacation, and participation in any employee plans made available to all Company employees.

Employment Agreement with Corrado De Gasperis

Mr. De Gasperis was hired to serve as our Chief Executive Officer and President effective April 21, 2010. In connection with his employment, the Company entered into an Employment Agreement with Mr. De Gasperis, which also provided for his election as a director upon closing of the recapitalization and the capital raise transactions in 2010 (“De Gasperis Employment Agreement”). The original term of the De Gasperis Employment Agreement ended on April 21, 2014, but is automatically extended for additional one-year periods unless notice of termination is provided. If a “change in control” of the Company (as defined in the agreement) occurs with less than three years remaining, then the term will be extended to three years beyond the date of the change in control. Under the agreement, Mr. De Gasperis is entitled to an annual base salary of $360,000, which Mr. De Gasperis voluntarily agreed to reduce to $288,000 until July 1, 2021, when the Board of Directors agreed to reinstate the full salary basis. Mr. De Gasperis is entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. De Gasperis is also entitled to participate in any of our incentive or compensation plans. The agreement also requires us to adopt a profit sharing plan whereby 10% of net cash profits before principal payments of indebtedness and investments in fixed assets will be set aside for semi-annual payments to employees, no less than 35% of which shall be payable to Mr. De Gasperis. The profit sharing plan has not yet been established. If the De Gasperis Employment Agreement is terminated without cause, or due to disability, or if Mr. De Gasperis resigns for good reason (each term as defined therein), subject to execution of a release in the Company’s favor, Mr. De Gasperis shall be entitled to (i) a lump sum payment of all accrued amounts due to him through the date of his termination, (ii) continued base salary for twelve months (or thirty-six months if the termination is during the three year period following a change in control), and (iii) continuation of health and life insurance benefits for the longer of the period during which base salary is payable following termination or 18 months (unless he is entitled to participate in the health plan of a new employer). If Mr. De Gasperis’ employment is terminated due to his death, his estate is entitled to the benefits (other than continued life insurance coverage) outlined above. Upon a termination of Mr. De Gasperis' employment for cause or his resignation without good reason, he shall be entitled to a lump sum payment of all amounts due to him through the date of his termination. The De Gasperis Employment Agreement prohibits Mr. De Gasperis from competing with us during the term of his employment and for one year thereafter.

Other Executive Officer Employment Agreements

Effective September 7, 2021, the Company and Kevin E. Kreisler entered into an employment letter agreement, which shall be deemed binding with regard to the essential business and economic terms thereof, until such time as the Company and Mr. Kreisler execute and deliver more formal definitive agreements, which the parties intended to occur in connection with the approval of Company’s updated Company-wide Annual Profit Sharing Plan and Equity Compensation Plan, which shall be adopted no later than December 31, 2023 under the letter agreement. The letter agreement calls for a $250,000 base salary, subject to increase at the discretion of the Company’s board of directors, and an initial term of five years, subject to automatic renewal for consecutive one year terms until either party provides conforming notice of termination. The letter agreement additionally includes restrictive covenants protecting the Company’s confidential information and competitive interests, as well as terms providing for the automatic assignment to the Company of intellectual properties developed during the term of the agreement. The Company entered into substantially similar agreements with William J. McCarthy, the Company’s chief operating officer, David J. Winsness, the Company’s chief technology officer, and Rahul Bobbili, the Company’s chief engineering officer, on July 23, 2021, September 7, 2021, and June 23, 2021, respectively.

COMPENSATION OF DIRECTORS

The following table summarizes the directors’ cash compensation for 2021:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards	Total(1)
Leo Drozdoff(2)	84,000	47,700	131,700
Walter Marting Jr.	24,000	47,700	71,700
Judd Merrill(4)	24,000	47,700	71,700
William J. Nance(5)	88,000	47,700	135,700
Total directors cash compensation	$220,000	$190,800	$410,800
_____________
(1)     No payment included interest.
(2)     Includes $30,000 in committee chair fees accrued for 2020 that was paid in 2021.
(3)     Mr. Merrill was elected to the Company's Board of Directors on September 11, 2020.
(4)     Includes $30,000 in committee chair fees accrued for 2020 that was paid in 2021.

PROPOSAL NO. 3
NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as “Say on Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2022 executive compensation program. At our 2017 Annual Meeting, a majority of our shareholders voted to annually advise us on a Say on Pay proposal, and the Board of Directors determined that the Company will hold an annual shareholder advisory vote on executive compensation. This non-binding, advisory vote on the frequency of Say on Pay must be held at least once every six years and, accordingly will be voted on at our 2023 annual meeting of shareholders.

For the reasons stated below, we are requesting your approval of the following non-binding advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative of this Proxy Statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, shareholder value and companywide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2021, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting and motivating our people, aligning our executives with shareholders’ long-term interests and creating balanced program elements that encourage aligned, systemic, throughput-based sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

PROPOSAL NO. 4
APPROVAL OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE ARTICLES OF THE COMPANY

On March 18, 2022, the Board of Directors of the Company unanimously adopted resolutions approving, subject to shareholder approval, an amendment and restatement of the articles of incorporation of the Company. A copy of the Amended and Restated Articles of Incorporation of the Company, to be filed with the Secretary of State of the State of Nevada, is attached hereto as Annex A.

Summary of Amendments

If approved by shareholders the Amended and Restated Articles of Incorporation, would, among other things:

•change the Company name from “Comstock Mining Inc.” to “Comstock Inc.”;
•consolidate previous amendments made to the articles of incorporation;
•specify the basic voting, dividend and liquidation rights of the Common Stock;
•permit the removal of a director or amendments to the Company’s to be enacted by the affirmative vote of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock of the Company;
•remove the Company’s opt out of NRS Sections 78.3780 et seq. (the “Removal of Opt Out Provision” described below);
•increase the minimum number of directors from one to three, in order to comply with minimum requirements of NYSE American, LLC;
•increase the authorized Common Stock from 158,000,000 to 245,000,000; and
•establish the U.S. District Court, District of Nevada, located in Washoe County, Nevada, as the sole and exclusive forum for any or all derivative, shareholder and corporate governance-related lawsuits relating to the Company (the “Exclusive Forum Provision” described below).

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Articles.

Exclusive Forum Provision

If this proposal is approved, the Amended and Restated Articles of Incorporation will include a provision (such provision, the “Exclusive Forum Provision”) providing that, unless the Company consents to the selection of an alternative forum, the U.S. District Court, District of Nevada, located in Washoe County, Nevada, shall be the sole and exclusive forum for any derivative action or proceeding brought on the Company’s behalf, any action asserting a claim of breach of fiduciary duty owed by any of the Company’s stockholders, directors, officers, or other employees to the Company or to its stockholders, and any civil action to interpret, apply, or enforce any provision of the Nevada Revised Statutes, any civil action to interpret, apply, enforce, or determine the validity of the provisions of the Company’s Amended and Restated Articles of Incorporation or Bylaws, or any action asserting a claim governed by the internal affairs doctrine; provided, however, if such court lacks jurisdiction over such action, the sole and exclusive forum for such action would be another state or federal court located within Nevada.

The Board of Directors believes that the Exclusive Forum Provision is an important piece of the Company’s governance structure to provide increased consistency in the application of Nevada law for the specified types of actions and proceedings and is in the best interests of the Company and its stockholders.

Removal of Opt Out Provision

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada's “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in Nevada corporations have 200 or more stockholders of record, such as the Company. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights.

These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions apply.

These laws apply to the Company, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. The Company’s existing articles of incorporation contain such an “opt out” clause, meaning that the protections provided by such statutes do not apply to the Company.

While these laws and provisions may have a chilling effect on certain transactions, it is the Board’s view that opting out of such statutory protections is no longer appropriate or in the best interests of the Company or its shareholders, given the Company’s relatively low market capitalization and the substantial financial resources of large petroleum and carbon-based product corporations that may be motivated to stop the Company from achieving its de-carbonization goals and transformative strategy.

Implementation

If approved by our shareholders, the Company expects to file the Amended and Restated Articles of Incorporation of the Company with the Secretary of State of the State of Nevada to adopt the changes set forth in the Amended and Restated Articles, including the change of the Company’s name to “Comstock Inc.” and the change of the Company’s name will become effective as of the date of such filing.

This Proposal 4 will be approved if the holders of shares representing a majority of the voting power of the issued and outstanding shares of Common Stock vote in favor of this proposal 4. Proxies will be voted “FOR” approval of this Proposal 4 absent contrary instructions.

The Board of Directors recommends that shareholders vote “FOR” the proposed amendment and restatement of the Articles of Incorporation of the Company.

PROPOSAL NO. 5
APPROVAL OF THE COMSTOCK 2022 EQUITY INCENTIVE PLAN
The following is a description of the material features of the Comstock 2022 Equity Incentive Plan. This description is qualified in its entirety by reference to the full text of the Comstock 2022 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex B.
Summary
Our shareholders are being asked to approve the Comstock 2022 Equity Incentive Plan (the “Equity Incentive Plan”) which will be used to award incentive equity compensation to our Board of Directors, employees and consultants. Both our Compensation Committee (our “Committee”) and Board of Directors (our “Board”) have approved the Equity Incentive Plan, subject to shareholder approval at the annual meeting.
This plan provides up to six million shares for equity awards, and terminates once all awards have been issued, unless our Board terminates it prior to that date. The Company granted a gross amount of 1,170,000 equity awards in fiscal 2021 and 540,000 equity awards in fiscal 2020. No equity awards were granted in fiscal 2017, 2018 or 2019. The equity awards granted in fiscal 2021 represent 1.86% of the Company’s issued and outstanding shares as of the record date.
General
Upon adoption by shareholders at the annual meeting, the Equity Incentive Plan will authorize six million shares of our common stock for issuance as awards. Awards under the Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance share awards or other equity-based awards. If an award expires, terminates or is forfeited without the issuance of shares, then such shares will again be available for grant under the Equity Incentive Plan. However, shares subject to an award under the Equity Incentive Plan shall not again be made available for issuance or delivery under the Equity Incentive Plan if such shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award. Adjustments will be made in the aggregate number of shares that may be issued under the Equity Incentive Plan in the event of a change affecting shares of our common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. The maximum number of shares of common stock vesting during a single fiscal year to any director shall not exceed a total value of $150,000. As of April, 1, 2022, the closing price of a share of our common stock was $1.85.

Administration and Term. Our Committee will administer the Equity Incentive Plan, including the power to determine when to grant awards; which eligible participants will receive awards; whether the award will be an option, stock appreciation right, restricted stock, restricted stock unit, or other equity-based award; whether awards will be subject to performance goals; and the number of shares or units to be allocated to each award. Our Committee may impose terms and conditions of each award, including, without limitation, the exercise price and medium of payment and vesting provisions and may impose such other restrictions as appropriate.
The Equity Incentive Plan will terminate once all shares reserved for issuance have been issued, unless our Board terminates it prior to that date. Awards existing after the termination date will continue to be governed by the terms and conditions of the Equity Incentive Plan.
Eligibility. All present and future employees, directors and consultants are eligible to receive awards under the Equity Incentive Plan if selected for participation by our Committee.
Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units issued pursuant to the Equity Incentive Plan are subject to the following general restrictions: (1) if an escrow arrangement is used, the participant shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the award agreement; (3) the shares shall be subject to forfeiture to the extent provided in the applicable award agreement; and (4) to the extent such shares are forfeited, the stock certificates shall be returned to the Company and all rights of the participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company. Our Committee is also authorized to impose other terms on restricted stock or restricted stock units, including additional events of forfeiture. Our Committee will establish the terms and conditions upon which the restrictions on those shares or units will lapse. Our Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.
Participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares, provided that any cash dividends and stock dividends with respect to restricted stock shall be withheld by the Company for the participant’s account. Participants holding restricted stock units do not possess any voting rights with respect to those units, but may be entitled to receive a payment equal to all dividends and other distributions paid with respect to the shares underlying those units if and as so provided in the related award agreement upon settlement of such restricted stock unit. Restricted stock units may be settled by the Company in the form of shares of company common stock, cash, or a fixed combination of both, as determined by our Committee.

Stock Options. Options granted under the Equity Incentive Plan may be incentive stock options (qualifying for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended) or non-qualified stock options. The option price for any option awarded under the plan may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of our common stock on the date of the grant. Our Committee determines any vesting requirement for option awards. Payment of the option exercise price may be made in cash or as otherwise provided in an option award or by separate action of our Committee. The maximum term of any option granted under the plan is ten years.
Stock Appreciation Rights. Our Committee may award stock appreciation rights under the Equity Incentive Plan and impose terms and conditions on the time or times when such stock appreciation rights may be exercised as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to us all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price specified in the stock appreciation right award agreement. Our obligation arising upon exercise of a stock appreciation right may be paid in the company's common stock or in cash, or in any combination of the two, as our Committee may determine. Stock appreciation rights may only be exercised at the times specified by our Committee. To date, no stock appreciation rights have been granted under the existing plans.
Performance Goals. Our Committee will make the vesting or exercisability of any award contingent on the achievement of one or more performance criteria, which may be applied with respect to an individual participant, the Company, any subsidiary of the Company or any division, line of business or otherwise and which may be measured on an absolute, adjusted or relative basis, including: stock price; earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; return on assets employed; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and achievement of strategic objectives.
Change-in-Control. Upon a change in control of our Company, our Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holder thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. Our Committee may also accelerate the vesting of any award at the time of the change in control. However, our Board or our Committee may provide for alternative treatment for some or all awards at its discretion. A change of control will be deemed to have occurred in any of the following:

•The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any person that is not a subsidiary of the Company;
•The incumbent directors cease for any reason to constitute the Board’s majority;
•The consummation of a complete liquidation or dissolution of the Company;
•The acquisition by any person of beneficial ownership of 20% or more (on a fully diluted basis) of either (i) the Company’s then outstanding shares of common stock, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors;
•The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding Company voting securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the outstanding Company voting securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding Company voting securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were board members at the time of the board’s approval of the execution of the initial agreement providing for such Business Combination.

Transferability of Awards. No options granted under the Equity Incentive Plan may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution and all options are exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardians or legal representatives, except that our Committee, in its discretion, may permit the transfer of awards to a family member or trust for no consideration. A participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the participant, shall thereafter be entitled to exercise an award.
Re-pricing Prior Awards. Our Committee may modify the purchase price or exercise price of any outstanding award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
Federal Income Tax Information. The following is a general summary of the current federal income tax treatment of awards that would be authorized to be granted under the Equity Incentive Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are technical in nature, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the applicable state and local tax consequences.
Incentive Stock Options. A participant generally will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant disposes of the stock received upon the exercise of an incentive stock option within certain specified periods (a “disqualifying disposition”), the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a non-qualified stock option, as described below.
Non-qualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a non-qualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (i) in the case of a non-qualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price and (ii) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise.
Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount paid, if any for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date awarded over the amount paid, if any for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.
Restricted Stock Units. A participant generally is not required to recognize income on the grant of a restricted stock unit. In general, on the date the units are paid, the participant will be required to recognize ordinary income in an amount equal to the cash and/or the fair market value of the units on that date shares received as payment.
Company Common Stock. A participant generally is required to recognize income on the date of grant of company common stock based on the fair value of the stock received.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the Equity Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.
Deductibility by Us. We generally are not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In the case of a non-qualified stock option, a stock appreciation right, restricted stock, restricted stock unit or common stock, in general, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied. However, due to Internal Revenue Code Section 162(m), we are unable to take a deduction for compensation (including awards granted under the Equity Incentive Plan) paid to our named executive officers (and any other employees considered “covered employees” under Internal Revenue Code Section 162(m)) that is in excess of $1 million.
Modification of Equity Incentive Plan. Our Board may amend, alter, or terminate the Equity Incentive Plan as it deems advisable, provided that our shareholders must approve any amendment that is required to be approved by shareholders under the Internal Revenue Code, law, or stock exchange listing requirements. Awards granted under the Equity Incentive Plan may be amended, provided, however, any amendment which would constitute an impairment of the rights under any award granted before amendment of the Equity Incentive Plan requires that the Company request the consent of the participant and the participant consents in writing.
New Plan Benefits. Because Equity Incentive Plan awards are subject to the discretion of our Committee, the benefits and amounts that will be received or allocated in the future under the Equity Incentive Plan, as well as amounts that would have been received in the last fiscal year had the Equity Incentive Plan been in effect, are not determinable.
Vote Required. In order to be adopted, the Equity Incentive Plan requires that the votes cast in favor exceed the votes cast in opposition.
The Board of Directors recommends that shareholders vote “FOR” approval of the Comstock Mining Inc. 2022 Equity Incentive Plan.

SHAREHOLDER PROPOSALS

A shareholder desiring to make a proposal to be acted upon at the 2023 Annual Meeting must present such proposal to our Secretary at P.O. Box 1118, Virginia City, Nevada 89440. Unless the Company changes the date of its Annual Meeting for next year more than 30 days from this year's meeting, the deadline for submitting shareholder proposals to be considered for inclusion in the Company’s 2023 proxy statement is 120 calendar days before April 14, 2023. Shareholder proposals submitted after such date will be considered untimely, and will not be considered for inclusion in the Company’s 2023 proxy statement. However, if the Company’s Annual Meeting is changed by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

In addition, our bylaws provide that a shareholder desiring to submit a proposal to be voted on at next year’s annual meeting, including nominating persons for election as directors, may submit such proposals by delivering written notice to our Secretary. Such notice generally must be delivered within 10 business days of the date on which the Company sends to the shareholders written notice of the Company’s Annual Meeting.

The shareholder’s notice must include:

•	the shareholder’s name and mailing address;

•	the date, time and place of the meeting (and type) to which the notice applies;

•	the nature of the matter (and for an election of director(s), the identity and qualifications of said director(s)); and

•	any other information required to ensure that shareholders entitled to vote on such matter have a clear understanding of the ramifications thereof.
The requirements found in our bylaws are separate from, and in addition to, the SEC requirements that a shareholder must meet to have a proposal included in our Proxy Statement. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not later than March 27, 2023.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND
ANNUAL REPORTS

Notice and Access

We are providing access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact associated with the printing and delivery of materials.

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our website at www.comstock.inc. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents are available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Copies of these documents may be requested in writing from Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, ATTN: Corporate Secretary, Zach Spencer or telephone: (775) 847-5272 ext. 151.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any other matters for presentation or action at the Meeting other than as set forth in this Proxy Statement. If any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Annex A
Amended and Restated Articles of Incorporation

CERTIFICATE OF
AMENDED AND RESTATED ARTICLES OF INCORPORATION

Pursuant to the provisions of Nevada Revised Statutes 78.390, the undersigned officer of Comstock Mining Inc., a Nevada corporation, does hereby certify as follows:

A.    The board of directors of the corporation has duly adopted resolutions proposing to change the name of the corporation from “Comstock Mining Inc.” to “Comstock Inc.” and to amend and restate the articles of incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and in the best interests of the corporation.

B.    The change of the name of the corporation, the increase in the number of shares of common stock authorized by the Corporation from 158,000,000 to 245,000,000 and the amendment and restatement of the articles of incorporation as set forth below has been approved by at least a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C.    This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows on the following pages attached hereto.

IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation as of May [26], 2022.

/s/ Corrado DeGasperis
Name: Corrado DeGasperis
Title: Executive Chairman & Chief Executive Officer

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
Comstock Inc.

ARTICLE I
NAME OF THE CORPORATION

The name of the corporation (the “Corporation”) is Comstock Inc.

ARTICLE II
REGISTERED OFFICE; REGISTERED AGENT

The Corporation may, from time to time, in the manner provided by law, appoint or change the registered agent and registered office of the Corporation within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
PURPOSE; POWERS

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada, including the Nevada Revised Statutes, as amended from time to time (the “NRS”). The Corporation shall have (a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the NRS.

ARTICLE IV
CAPITAL STOCK

Section 1. Capital Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is 295,000,000 shares, which shall consist of (a) 245,000,000 shares of common stock, par value $0.000666 per share (“Common Stock”) and (b) 50,000,000 shares of Preferred Stock, par value $0.000666 per share (“Preferred Stock”). The Common Stock and Preferred Stock shall be paid for at such time as the Board of Directors of the Corporation (the “Board”) shall designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the use and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and, the judgment of the Board as to the value of the property right or thing acquired in exchange for such capital stock shall be conclusive. When the Corporation receives the consideration for which the Board authorized the issuance of shares, the shares issued therefor shall be fully paid and non-assessable. Except as otherwise provided in these Amended and Restated Articles of Incorporation (as amended from time to time, these “Articles”), including any certificate of designation establishing the terms of a series of Preferred Stock in accordance with these Articles (each, a “Preferred Stock Designation”), these Articles may be amended, in accordance with NRS 78.390, to increase or decrease the number of authorized shares of Preferred Stock or Common Stock (but no such decrease shall reduce the number of authorized shares of any class or series of the Corporation’s capital stock below the number of shares of such class or series then outstanding) with the approval of a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, and without any separate vote by the holders of any class or series of the Corporation’s capital stock, irrespective of the provisions of NRS 78.1955(2) (or any successor provision thereto).

Section 2. Preferred Stock. The Board is hereby vested, to the fullest extent permitted under the NRS, with the authority to designate from time to time one or more series of the Preferred Stock, to fix the number of shares constituting such series and to prescribe the voting powers, designations, preferences, privileges, qualifications, limitations, restrictions and relative, participating, optional and other rights of such series. Any resolution prescribing a series of Preferred Stock must include a distinguishing designation for such series. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by these Articles, including the Preferred Stock Designation relating to such series of Preferred Stock, or the NRS. To the extent provided in the Preferred Stock Designation relating to a series of Preferred Stock, the Board may increase (but not above the total number of then authorized and undesignated shares of preferred stock) or decrease (but not below the number of shares of that series then outstanding) the number of shares of such series. The powers, designations, preferences, privileges and relative, participating, optional or other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, may differ from those of any and all other series at any time outstanding.

Section 3. Common Stock.

(a)    Dividends and other Distributions. Except as may otherwise be required by these Articles and subject to the rights of holders of any Preferred Stock, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and other distributions (as defined in NRS 78.191) as may from time to time be declared by the Board out of funds legally available therefor.

(b)    Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any Preferred Stock, holders of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such holder.

(c)    Voting Rights. Except as may otherwise be required by applicable law or these Articles, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters to be voted on by the stockholders of the Corporation.

ARTICLE V
BOARD OF DIRECTORS

Except as otherwise provided in these Articles, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the terms of any Preferred Stock Designation, the number of directors constituting the entire Board shall be fixed from time to time by resolution of the Board, but shall not be less than three (3) nor more than nine (9). On each matter submitted to the Board, any committee of the Board or any subcommittee of any committee of the Board, each director shall have one vote. Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of not less than two-thirds (2/3) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Subject to the rights of holders of any series of Preferred Stock to elect or otherwise designate director(s), any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board, may be filled solely by the affirmative vote of a majority of the voting power of the remaining members of the Board, although less than a quorum, or a sole remaining director. A director so elected shall be elected to hold office until the expiration of the term of office of the director whom he or she has replaced, and a successor is elected and qualified or the director’s earlier death, resignation, disqualification or removal.

ARTICLE VI
TERM OF EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VII
CUMULATIVE VOTING

No cumulative voting shall be permitted in the election of directors.

ARTICLE VIII
PREEMPTIVE RIGHTS

Shareholders shall not be entitled to preemptive rights.

ARTICLE IX
LIMITED LIABILITY

No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of the officer or directors duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director the NRS is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX
INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation law, as the same exists, or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss, including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executor's and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these Articles shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the NRS requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under these Articles or otherwise.

Section 2. Proceedings to Enforce Rights to Indemnification. If a claim hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shalt be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the NRS for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NRS, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Rights Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in these Articles shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, Joint venture, oust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 4. Other Entities; Preservation of Rights. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director or officer of the Corporation, or has ceased to serve at the request of the Corporation as a director, officer, employee or agent (including, without limitation, a trustee) of another entity or enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article IX by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE X
BYLAW AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board is expressly authorized to adopt, amend and repeal Bylaws of the Corporation (each, a “Bylaw” and collectively, the “Bylaws”). Notwithstanding any other provisions of these Articles or the Bylaws (and notwithstanding the fact that a lesser percentage otherwise might have been permitted by applicable law, these Articles or the Bylaws), but in addition to any other affirmative vote of the holders of any particular class or series of stock of the Corporation required by applicable law or these Articles (including any Preferred Stock), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any Bylaw.
.
ARTICLE XI

MANDATORY FORUM FOR ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the U.S. District Court, District of Nevada, located in Washoe County, Nevada, shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim (each, an “Action”): (a) brought in the name or right of the Corporation or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of these Articles or the Bylaws; (d) to interpret, apply, enforce or determine the validity of these Articles or the Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. In the event that the U.S. District Court, District of Nevada, does not have jurisdiction over any such Action, then any other state district court located in the State of Nevada shall be the sole and exclusive forum for such Action. In the event that no state district court in the State of Nevada has jurisdiction over any such Action, then a federal court located within the State of Nevada shall be the sole and exclusive forum for such Action.

Annex B
Comstock 2022 Equity Incentive Plan

APPENDIX A

COMSTOCK 2022 EQUTIY INCENTIVE PLAN

1.Purpose; Eligibility.

1.1General Purpose. The name of this plan is the Comstock Inc. 2022 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Comstock Inc., a Nevada corporation (the “Company”), and any Affiliate to incent specific performance over the next five to ten years, attract and retain the types of Directors, Employees and Consultants and who will contribute to the Company’s sustainable success; (b) provide incentives that align the interests of Directors, Employees, and Consultants and with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

1.2Eligible Award Recipients. The persons eligible to receive Awards are the Directors, Employees, and Consultants of the Company and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, (f) Cash Awards, and (g) Other Equity-Based Awards.

2.Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the shares of Common Stock are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, a Cash Award or an Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means:

    With respect to any Participant, unless the applicable Award Agreement states otherwise:

(a)If the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(b)If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Company or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether an Employee has been discharged for Cause.

“Change in Control”

(a)The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(b)The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c)The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(d)The acquisition by any Person of Beneficial Ownership of 20% or more (on a fully diluted basis) of either (i) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or (C) any acquisition which complies with clauses, (i), (ii) and (iii) of subsection (e) of this definition; or

(e)The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Company”), or (B) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (iii) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or if such committee does not exist, a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4.

“Common Stock” means the common stock, $0.000666 par value per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

“Company” means Comstock Inc., a Nevada corporation, and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Deferred Stock Units (DSUs)” has the meaning set forth in Section 8.1(b) hereof.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 17.11.

“Effective Date” shall mean the date that the Company’s shareholders approve this Plan.

“Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the NYSE American LLC, New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a)If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b)If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 10 and is payable by delivery of Common Stock and/or which is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the vesting or exercisability of any award is, in part, contingent on the achievement of the following performance objectives over the next three years and, in part, on the targeted growth in the Company’s valuation, per share. Our Committee has reviewed the strategic plans and evaluated the major intermediate objectives associated with achieving the goal of delivering $500 million in shareholder equity value, (representing at least $12 per share), by:

“Performance Goals” means, with respect to an Award, one or more performance criteria, which may be applied with respect to the Company and its systems, as a whole, the Corporation, any Subsidiary or line of business that may be measured on an absolute, adjusted or relative basis, including: stock price; earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; return on assets employed; operating profit; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and achievement the achievement of specific intermediate and strategic objectives.”

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

“Performance Share Award” means any Award granted pursuant to Section 9 hereof.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this Comstock Inc. 2022 Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Award” means any Award granted pursuant to Section 8.

“Restricted Period” has the meaning set forth in Section 8.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.5.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

3.    Administration.
3.1    Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)to construe and interpret the Plan and apply its provisions;

(b)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(e)to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)from time to time to select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards shall be granted;

(g)    to determine the number of shares of Common Stock to be made subject to each Award;

(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(i)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)    to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(k)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(l)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(m)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(n)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2    Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3    Delegation. The Committee or the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to the subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and reconstitute the Committee by a majority vote of the Board. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.4    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the

Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

3.Shares Subject to the Plan.

4.1    Subject to adjustment in accordance with Section 14, no more than six million shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for everyone (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for everyone (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2    Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3    The maximum number of shares of Common Stock subject to Awards vesting during any single Fiscal Year to any Director shall not exceed a total value of $150,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.4    Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under the Plan. Any shares of Common Stock that again become available for future grants pursuant to this Section 4.4 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.5    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the

Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the Total Share Limit.

5.    Eligibility.

5.1    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors and those individuals whom the Committee determines are reasonably expected to become Employees, Consultants and Directors following the Grant Date.

5.2    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.    Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1    Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of up to 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3    Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4    Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

6.5    Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6    Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7    Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.9    Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10    Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11    Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.    Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan shall be evidenced by an Award Agreement. Each Stock Appreciation Right so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

7.1    Term The term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee; provided, however, no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the Grant Date.

7.2    Vesting

Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to such other terms and conditions on the time or times when it may be exercised as the Committee may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The

Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Stock Appreciation Right upon the occurrence of a specified event.

8.    Restricted Awards A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

8.1    Restricted Stock and Restricted Stock Units

(a)Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(b)The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Committee, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit or Deferred Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit or Deferred Stock Unit and, if such Restricted Stock Unit or Deferred Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

8.2    Restrictions

(a)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(b)Restricted Stock Units and Deferred Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units or Deferred Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock, Restricted Stock Units and Deferred Stock Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, such action is appropriate.

8.3    Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

8.4    Delivery of Restricted Stock and Settlement of Restricted Stock Units Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 8.2 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”) and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 8.1(b) hereof and the interest thereon or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

8.5    Stock Restrictions Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

9.    Performance Share Awards Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award set forth in the Award Agreement.

9.1    Earning Performance Share Awards. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

10.    Other Equity-Based Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement.

11.    Securities Law Compliance. Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

12.    Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

13.    Miscellaneous.

13.1    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

13.2    Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 14 hereof.

13.3    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13.4    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

13.5    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

14.    Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 14, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 14 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company or the Committee shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.    Effect of Change in Control.

15.1    Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)In the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 24-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b)With respect to Performance Share Awards and Cash Awards, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason, in either case, within 24 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) and (b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.
15.2    In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

15.3    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

16.    Amendment of the Plan and Awards.

16.1    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 14 relating to adjustments upon changes in Common Stock and Section 16.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

16.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

16.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

16.4    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

16.5    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

17.    General Provisions.

17.1    Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.2    Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

17.3    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.4    Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.5    Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.

17.6    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

17.7    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

17.8    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

17.9    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

17.10    Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

17.11    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.12    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17.12, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

17.13    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

17.14    Expenses. The costs of administering the Plan shall be paid by the Company.

17.15    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

17.16    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

17.17    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

18.    Effective Date of Plan. The Plan shall become effective as of the Effective Date.

19.    Termination or Suspension of the Plan. The Plan shall terminate automatically on the tenth (10th) anniversary date of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may be exercised in accordance with their terms beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

20.    Choice of Law. The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

COMSTOCK MINING INC.
ATTN: ZACH M. SPENCER
P.O. BOX 1118
VIRGINIA CITY, NV 89440

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Corrado De Gasperis 02) Leo M. Drozdoff 03) Kevin E. Kreisler 04) Walter A. Marting Jr. 05) Judd B. Merrill
06) William J. Nance 07) Kristin M. Slanina

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2. Ratify the appointment of Assure CPA, LLC as the company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Approve a non-binding advisory resolution for the compensation of our named executive officers.	☐	☐	☐
4. Approve an amendment and restatement of the articles of incorporation of the corporation.	☐	☐	☐
5. Approval of the Comstock Mining Inc. 2022 Equity Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000554312_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY - COMSTOCK MINING INC.

P.O. Box 1118, Virginia City, Nevada 89440

This proxy is solicited on behalf of the Board of Directors of Comstock Mining Inc.

For the Annual Meeting of Shareholders on May 26, 2022.

The undersigned appoints William J. Nance and Judd B. Merrill, and either of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Comstock Mining Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 26, 2022, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election for the nominees, FOR the ratification of the appointment of Assure CPA, LLC as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022, FOR advisory resolution on the compensation of our named executive officers, FOR the proposed amendment and restatement of the articles of incorporation of the corporation, and FOR approval of the Comstock Mining Inc. 2022 Equity Incentive Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)

0000554312_2 R1.0.0.24

Your **Vote** Counts!

COMSTOCK MINING INC.

2022 Annual Meeting

Vote by May 25, 2022

11:59 PM ET

comstock

COMSTOCK MINING INC.
ATTN: ZACH M. SPENCER
P.O. BOX 1118
VIRGINIA CITY, NV 89440

1 OF 2
322,224
148,294

Ricky Campana
P.O. Box 123456
Suite 500
51 Mercedes Way
Edgewood, NY 11717

30#

FLASHID-JOB#

You invested in COMSTOCK MINING INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 26, 2022.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control # XXXX XXXX XXXX XXXX

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 26, 2022
9:00 AM PDT

Atlantis Hotel
3800 S. Virginia Street
Reno, Nevada 89502

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

Control # XXXX XXXX XXXX XXXX

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHARE CLASSES REPRESENTED FOR VOTING

THE COMPANY NAME INC. - COMMON ASDFGHJKL	123456789.1234
THE COMPANY NAME INC. - CLASS A	123456789.1234
THE COMPANY NAME INC. - CLASS B	123456789.1234
THE COMPANY NAME INC. - CLASS C	123456789.1234
THE COMPANY NAME INC. - CLASS D	123456789.1234
THE COMPANY NAME INC. - CLASS E	123456789.1234
THE COMPANY NAME INC. - CLASS F	123456789.1234
THE COMPANY NAME INC. - 401 K	123456789.1234

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Corrado De Gasperis 04) Walter A. Marting Jr. 07) Kristin M. Slanina 02) Leo M. Drozdoff 05) Judd B. Merrill 03) Kevin E. Kreisler 06) William J. Nance	For
2.	Ratify the appointment of Assure CPA, LLC as the company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	For
3.	Approve a non-binding advisory resolution for the compensation of our named executive officers.	For
4.	Approve an amendment and restatement of the articles of incorporation of the corporation.	For
5.	Approval of the Comstock Mining Inc. 2022 Equity Incentive Plan.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

FLASHID-JOB#